Exhibit 10.18

REDACTED COPY

PRIVATE LABEL CREDIT CARD PROGRAM AGREEMENT

AMONG

ZALE DELAWARE, INC.,

ZALE PUERTO RICO, INC.

AND

COMENITY CAPITAL BANK

DATED AS OF JULY 9, 2013

TABLE OF CONTENTS

SECTION 1. PROGRAM SUMMARY AND DEFINITIONS

1.1 Program Summary
1.2 Definitions and Other Obligations
1.3 Program Launch Date

SECTION 2. EFFECTIVE DATE PRODUCTS AND SERVICES; ESTABLISHMENT OF THE PROGRAM ON THE PROGRAM LAUNCH DATE

2.1 Effective Date Products and Services
2.2 Establishment of the Program; Applications for Credit
2.3 Internet Features
2.4 Operating Procedures
2.5 Program Documents (Forms and Collateral)
2.6 Marketing and Promotion of Program
2.7 Ownership of Accounts and Information
2.8 Protection Products and Enhancement Marketing Services
2.9 Ownership and Licensing of the Party’s Marks
2.10 Other Offerings under the Program
2.11 Cardholder Loyalty Program
2.12 Purchase of Zale Program Accounts

SECTION 3. OPERATION OF THE PROGRAM ON AND AFTER THE PROGRAM LAUNCH DATE

3.1 Honoring Credit Cards
3.2 No Special Agreements
3.3 Payment to Zale; Ownership of Accounts; Fees; Accounting
3.4 Bank Mailings; Insertion of Zale’s Promotional Materials
3.5 Payments
3.6 Cardholder Disputes Regarding Accounts, Goods and/or Services
3.7 Chargebacks
3.8 Exercise of Chargebacks
3.9 Non-Competition
3.10 [Reserved]
3.11 Reports
3.12 New Businesses and Existing Credit Program Conversion

SECTION 4. REPRESENTATIONS AND WARRANTIES

4.1 Organization, Power and Qualification
4.2 Authorization, Validity and Non-Contravention
4.3 Accuracy of Information
4.4 Compliance with Law
4.5 Intellectual Property Rights
4.6 Zale Marks
4.7 Validity of Charge Slips

SECTION 5. COVENANTS

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5.1 Notices of Changes
5.2 Financial Statements
5.3 Access rights
5.4 Each Party’s Business
5.5 Insurance
5.6 Sales Information
5.7 Business Continuation/Disaster Recovery Plan
5.8 Compliance with Agreement and Operating Procedures
5.9 Protection Products

SECTION 6. INDEMNIFICATION

6.1 Indemnification Obligations
6.2 LIMITATION ON LIABILITY
6.3 NO WARRANTIES
6.4 Notification of Indemnification, Conduct of Defense

SECTION 7. TERM, EXPIRATION AND TERMINATION

7.1 Term and Expiration
7.2 Termination with Cause by Bank; Bank Termination Events
7.3 Termination with Cause by Zale; Zale Termination Events
7.4 Purchase of Accounts

SECTION 8. MISCELLANEOUS

8.1 Entire Agreement; Amendment; No Waiver; Severability; Counterparts; Captions and Cross References; Mutual Drafting
8.2 Coordination of Public Statements
8.3 Successors and Assigns
8.4 Notices
8.5 GOVERNING LAW / WAIVER OF JURY TRIAL
8.6 Force Majeure
8.7 Survival
8.8 Relationship of Parties; Third Parties; Independent Contractor
8.9 Confidentiality and Security Control
8.10 Taxes

SCHEDULES

1.2                               Definitions and Other Obligations

1.3                               Program Launch Date

2.1                               Effective Date Products and Services

2.2(c)                 Credit Decisions

2.2(h)                Service Standards

2.2(i)                    Operating Committee

2.2(j)                   Launch Date Products and Services

2.5(d)                Certain Accounts

ii

2.6(a)                Marketing Promotions

2.6(b)                Flex Fund

2.7(c)(ii) Weekly Master File Information

2.7(c)(iii) Daily File Information

2.8(b)                Protection Products and Enhancement Marketing Services

2.10                        Other Offerings under the Program after the Program Launch Date

2.12                        Portfolio Purchase and Sale Agreement

3.3(d)                Summary of Rates and Fees

3.11                        Bank Reports

7.1                               Term and Expiration

7.4                               Purchase of Accounts

iii

PRIVATE LABEL CREDIT CARD PROGRAM AGREEMENT

THIS PRIVATE LABEL CREDIT CARD PROGRAM AGREEMENT (together with any schedules, exhibits, addenda, and future amendments and supplements hereto, the “Agreement”) is made as of the 9th day July, 2013, (the “Effective Date”) by and among ZALE DELAWARE, INC., a Delaware corporation (“Zale Delaware”), with its principal office at 901 W. Walnut Hill Lane, Irving, TX 75038-1003, ZALE PUERTO RICO, INC., a Puerto Rico corporation (“Zale PR” and together with Zale Delaware, “Zale”), with its principal office at 901 W. Walnut Hill Lane, Irving, TX 75038-1003, and COMENITY CAPITAL BANK, with its principal office at 2795 E. Cottonwood Parkway, Suite 100, Salt Lake City, Utah 84121 (hereinafter referred to as “Bank”).

WITNESSETH:

WHEREAS, as of the Effective Date, Zale has requested Bank to provide the Effective Date Products and Services and Bank has requested the right to participate in the current Zale Second Look Program (as such capitalized terms are defined below); and

WHEREAS, on the Purchase Date, Bank expects to purchase the Converted Accounts and the receivables related thereto of the Zale Program pursuant to the terms of the Portfolio Purchase and Sale Agreement (as such capitalized terms are defined below), and

WHEREAS, after the purchase of the Converted Accounts and the receivables related thereto, Zale has requested Bank to extend credit to qualifying individuals (including existing Converted Cardholders) in the form of private label open-ended credit card accounts for the purchase of Goods and/or Services from Zale through its Sales Channels and to issue corresponding Credit Cards to such individuals who have Accounts (as such capitalized terms are defined below); and

WHEREAS, Bank shall own all the Accounts, and Cardholder payments will be sent to such location as Bank shall from time to time direct (as such capitalized terms are defined below); and

WHEREAS, Bank will operate the Program after the Program Launch Date subject to the terms and conditions as more fully set forth herein;

NOW THEREFORE, in consideration of the terms and conditions hereof, and for other good and valuable consideration, the receipt of which is hereby mutually acknowledged by the parties, Zale and Bank agree as follows.

SECTION 1.  PROGRAM SUMMARY AND DEFINITIONS

1.1                               Program Summary.  For the benefit of both parties hereto, as of the Effective Date, Zale and Bank have agreed that Bank shall provide to Zale the Effective Date Products and Services, and as of the Program Launch Date, Zale and Bank have agreed to collaboratively launch, promote and maintain the Program, to be offered to customers, prospective customers, and employees of Zale.  The parties’ intent is that they will work in collaboration (emphasizing communication and good faith efforts) to maximize the value of the Program for their mutual benefit.  To that end, the parties agree that, although the provisions of this Section 1.1 do not supersede either party’s rights and obligations as set forth elsewhere in this Agreement, it is the intent of each party that its respective performance under this Agreement shall be guided by the following objectives:

•                  Provide the Effective Date Products and Services

•                  Participate in the current Zale Second Look Program

•                  Support an orderly and successful transition from the previous issuer of the Zale Program

•                  Retain existing Converted Cardholders

•                  Provide Launch Date Products and Services

•                  Generate new Accounts, increase Credit Card penetration and increase Net Sales

•                  Increase Zale’s sales and improve overall profitability for Zale

•                  Develop and cultivate Customer relationships and build loyalty

In order to achieve the Program objectives, cooperation and communication between the parties is essential.  Accordingly, the parties shall establish an Operating Committee as set forth in Section 2.2(i).  Through such Operating Committee, the parties shall work together in good faith to review, discuss and address any particular concerns that either such party has with regard to the general performance of the overall Program, as well as any matters which either party believes to be material with respect to the ongoing administration of the Program.

1.2                               Definitions and Other Obligations.  See Schedule 1.2.

1.3                               Program Launch Date.  See Schedule 1.3.

SECTION 2.  EFFECTIVE DATE PRODUCTS AND SERVICES; ESTABLISHMENT OF THE PROGRAM ON THE PROGRAM LAUNCH DATE

2.1                               Effective Date Products and Services.  As of the Effective Date, Bank shall provide to Zale the Effective Date Products and Services, and Zale shall provide the Bank the right to participate in the current Zale Second Look Program.

2.2                               Establishment of the Program; Applications for Credit.

(a)                     As of the Program Launch Date, the parties agree that the Program’s primary purpose is to provide Customer financing for purchasing of Goods and/or Services from Zale through its Sales Channels, to provide a means to promote increased Zale’s sales, and to provide Bank a commercially reasonable financial return.  For the sake of clarity, the parties also agree that the terms and conditions set forth in Section 2 (other than Section 2.1) and Section 3 shall only apply as of and following the Program Launch Date or the Conversion Date, as applicable, and to the extent applicable, to Bank’s participation in the current Zale Second Look Program prior to the Program Launch Date.

(b)                     Zale and Bank shall use reasonable efforts to commence the Program on the Program Launch Date, or such other date as the parties mutually agree upon in writing.

(c)                      As of the Program Launch Date, Applicants who wish to apply for an Account under the Program must submit a completed application in a format approved by Bank, and Bank shall grant or deny the request for credit based upon Bank’s credit criteria.  The decision to extend credit to any Applicant under the Program shall be solely Bank’s decision.  In its sole discretion and consistent with the terms of this Agreement, Bank will develop and apply credit underwriting consistent with the goals of the Program, including generating new Accounts, developing long-term relationships with Cardholders, optimizing the usage of the Credit Card, maximizing profits associated with the Program, and operating the Program in a competitive manner.  After the Program Launch Date, Bank will use commercially reasonable efforts to have application approval rates in accordance with the targets specified in Schedule 2.2(c).  Notwithstanding any other provision of this Agreement, Zale’s sole and exclusive remedies arising from any failure by Bank to meet such application approval rate targets will be those set forth in Schedule 2.2(c).

(d)                     When facilitating any Application Procedure, Zale shall follow all applicable Operating Procedures and maintain the confidentiality of all Applicant data pursuant to Section 10.13.  Depending on the Application Procedure utilized, the application shall be submitted to Bank by the Applicant or submitted by Zale on behalf of the Applicant, as required in the Operating Procedures.

(e)                      The initial Application Procedures for the Program shall be ████████████ █████████████████████████████████████████████.  At any time during the Term, the parties may mutually agree to utilize Bank’s other Application Procedures.

(f)                       Qualified Applicants desiring to use the Program shall be granted an Account and issued a Credit Card by Bank with a credit line in an amount to be determined by Bank in its discretion for each individual Applicant.  Bank shall determine the terms and conditions of the Account to be contained in a Credit Card Agreement (see also Section 3.3(d) and Schedule 3.3(d)).

(g)                      Bank shall perform all functions necessary to administer and service the Accounts, including but not limited to: establishing and administering the underwriting and credit decisions for the Program; making all necessary credit investigations; notifying Applicants in writing of acceptance or rejection of credit under the Program; preparing and mailing billing statements; making collections; handling Cardholder inquiries; and processing payments.

(h)                     Bank shall perform in accordance with the Service Standards set forth in Schedule 2.2(h).  Bank will provide Zale with a monthly summary of Bank’s performance regarding the Service Standards.

(i)                         The parties shall establish an Operating Committee to review and discuss (i) marketing and promotional efforts; (ii) the general performance of the Program; and (iii) any matters which either party believes to be material with respect to the ongoing administration and/or operation of the Program.  The responsibilities and operating procedures of the Operating Committee shall be as set forth in Schedule 2.2(i).

(j)                        As of the Program Launch Date, but in any case no later than the Conversion Date, in addition to the Effective Date Products and Services, the Bank shall also provide to Zale the Launch Date Products and Services.

2.3                               Internet Features.  Bank shall establish an Account Center for the Program, and Zale shall provide a weblink to the Account Center.  In the event Bank changes or otherwise modifies the website address for its designated website, Zale will be given thirty (30) days notice (unless those changes or modifications are required by Applicable Law, then notice shall be given as soon as practicable) to either update or modify its link thereto, as directed by Bank.

2.4                               Operating Procedures.  Zale shall observe and comply with the Operating Procedures and such other reasonable procedures as Bank may prescribe on not less than thirty (30) days’ prior notice to Zale or otherwise required by Applicable Law.  The Operating Procedures may be amended or modified by Bank from time to time in its reasonable discretion; provided, however, (i) unless such changes are required by Applicable Law, a copy of any such amendment or modification shall be provided to Zale at least thirty (30) days before its effective date, and for those changes required by Applicable Law, notice shall be given as soon as practicable, and (ii) unless such changes are required by Applicable Law, they shall not, in the aggregate over time, impose a significant cost or other burden on Zale.

2.5                               Program Documents (Forms and Collateral).

(a)                     Forms - General.  Bank shall design, determine the terms and conditions of, and generate the form of the Credit Card Agreement, applications (other than the Protection Product portion of such application for which Zale shall be solely responsible), Credit Card, card mailers, privacy notices, billing statements (including backers), Cardholder letters, templates, and other documents and forms to be used under the Program which (i) relate to the Program, (ii) relate to Bank’s and/or the Cardholder’s obligations, (iii) are used by Bank in maintaining and servicing the Accounts; or (iv) are required by Applicable Law (collectively, “Forms”).  All Forms shall be in the English language only (and, with respect to Puerto Rico and certain other Zale markets agreed to by the parties, the Spanish language) unless otherwise agreed by the parties in writing. There shall be only one design for each Form per brand except to the extent required to accommodate different insurance language requirements in different jurisdictions.  Notwithstanding the above, Bank and Zale shall jointly design any Customer marketing aspects of billing statements, Credit Cards, and card mailers (other than marketing aspects with respect to the Protection Products offered by Zale and its Affiliates).  Upon Zale’s request, Bank shall submit such requested Forms containing a Zale Mark to Zale for its review and approval, which approval shall not be unreasonably withheld or delayed.

(b)                     Collateral.  Zale may design and produce promotional material, direct mail pieces, catalog, newspaper, radio and electronic advertisements, and other collateral documents (collectively, “Collateral”) which reference the Program.  Zale shall submit all Collateral to Bank for its review and approval of the Program disclosures, as well as references to the Program and use of Bank Marks.  Pursuant to this review and approval process that in no event shall last longer than five (5) Business Days, Zale will make (or have made) all changes that

Bank requests to satisfy Applicable Law and/or in reasonably exercising its rights under this Agreement.

(c)                      Bank’s Costs.  Subject to subsection (d) below, Bank will provide, which shall be at its expense, to Zale at one central location, for distribution to Customers and Cardholders, marketing purposes, and mass mailings, as applicable: (i) adequate copies of Credit Card Agreements and applications; and (ii) the template of any other appropriate Forms (including, without limitation, privacy notices and pre-screen disclosures).

(d)                     Costs Related to Mailings to Certain Converted Cardholders.  Costs for mailings to certain Converted Cardholders as described in the immediately following paragraph shall be borne by Bank as set forth herein, including but not limited to (i) Credit Card design, production, plastics, and Credit Card Agreement; and (ii) postage, envelopes, and welcome kit enclosures.  All Forms, costs, and procedures related thereto shall be consistent with the terms of this Agreement, and in particular subsections (a), (b), and (e)(ii) of this Section 2.5.  By way of clarification and emphasis, the provisions of this subsection (d) relate to the initial, post-Conversion mailing to certain Converted Cardholders, and does not apply to subsequent re-issuances requested by Zale, as described in subsection (e) below.

Once the Conversion Date occurs, Bank shall issue a new Credit Card to each Converted Cardholder that:

(x) (i) Bank identifies as having made a purchase using her or his Zale Program Account twenty-four (24) months or less prior to the Conversion Date; (ii) Bank identifies as having made a purchase using her or his Zale Program Account between twenty-four (24) months and thirty-six (36) months prior to the Conversion Date, subject to Bank testing; or (iii) otherwise has attributes identified by Zale and mutually agreed to by Bank as making it reasonably likely that such Converted Cardholder will make additional Purchases from Zale within a reasonable period of time and to whom Zale shall provide additional value propositions to such Converted Cardholder; and

(y) is considered in good standing with Bank for reasons consistent with its practices, policies, and procedures, and

(z) represents a satisfactory level of risk per the Bank’s standard practices, policies and procedures.

Each such Converted Cardholder shall be assigned a credit limit by Bank in an amount at least equal to the credit limit in effect under the Zale Program prior to the Conversion Date.

(e)                      Zale’s Costs.

i)                                         Zale Re-issuances.  By way of clarification and emphasis, the provisions of this subsection (e) do not obviate or otherwise modify Bank’s responsibilities under subsection (d) above.  Any re-issuances of Credit Cards to Cardholders requested by Zale after the Converted Cardholder re-issuance described in subsection (d) above, including upgrading (or downgrading) a Cardholder from one level to another, shall be referred to, collectively, as “Zale Re-issuances”.  Regarding any Zale Re-issuance, Zale shall pay all costs (i) for the card itself

(including all embossing and encoding), card mailers, envelopes, Credit Card Agreements (if necessary), and other Forms, Collateral, and postage, and (ii) any Bank out-of-pocket expense necessitated by Zale’s decision to launch a Zale Re-issuance.  As a point of clarification, none of the following constitutes a Zale Re-issuance: Bank’s replacement (on an Account-by-Account basis) of lost or stolen Credit Cards, or in response to some other Cardholder request or the reopening of an Account as part of a purchase or potential purchase of Goods and/or Services.

ii)                                      Variations from Bank’s Standards.  If a request or requirement (as applicable) of Zale with regard to any Program Documents requires a variation from Bank’s standard specifications, and such variation causes an increase in any cost of Bank, Zale shall bear the additional expense.  In the event any Forms become obsolete as a result of changes requested by Zale or necessitated by its decisions and/or actions, Zale shall reimburse Bank for the costs associated with any reasonable quantity of unused obsolete Forms.

(f)                       Miscellaneous Zale Expenses.  Zale shall pay all costs related to store signage, as well as any mass mailings requested by Zale (or shall seek reimbursement for such costs from the Flex Fund pursuant to the terms hereof).

2.6                               Marketing and Promotion of Program.

(a)                     Throughout the Term of this Agreement, Zale shall use commercially reasonable efforts to actively and consistently market, promote, participate in and support the Program, including without limitation those marketing promotions set forth in Schedule 2.6(a) and such other methods mutually agreed upon by Zale and Bank.  As one example, Zale agrees to prominently advertise and actively promote the Program through all Sales Channels (e.g., as applicable, signage at retail locations, catalog inserts, and promotions on Zale’s website).  Zale and Bank will jointly agree upon programs to market the Program, both initially and on a continuing basis.

(b)                     Subject to the terms thereof, Zale may use the Flex Fund to pay for marketing and promotion expenses associated with the Program.  Zale shall pay all marketing and promotion expenses directly as they are incurred, and shall send Bank an invoice for the aggregate amount of the expenditures mutually agreed upon by the parties, together with supporting documentation reasonably satisfactory to Bank for such expenses.  Bank shall then promptly reimburse Zale to the extent funds are available in the Flex Fund for such marketing and promotion expenses.

2.7                               Ownership of Accounts and Information.

(a)                     Zale and Bank recognize that Cardholders are Customers, and that each party has certain ownership rights in information relating to such individuals in their respective roles as Cardholders and Customers.  The parties acknowledge that the same or similar information may be contained in the Bank Cardholder Information (defined below) and the Zale Customer Information (defined below); such common information being referred to herein as “Common Information”.  Each such pool of data shall therefore be considered separate information subject to the specific provisions applicable to that data hereunder.

(b)                     The Customer’s names and addresses, transaction information and other Customer information collected by Zale independent of Bank and set forth in Zale’s records shall be the exclusive property of Zale; such information and Zale’s Common Information shall be referred to collectively as “Zale Customer Information”.  Subject to Zale’s consent, which shall not be unreasonably withheld, Bank shall have the right to request and utilize Zale Customer Information for marketing and promotional purposes.  Without limiting the foregoing, it shall not be unreasonable for Zale to withhold its consent where the marketing or promotional purpose relates to a business or product competitive with Zale or otherwise prohibited by Applicable Law.

(c)                      (i) Bank shall own the Program, and all Accounts under the Program, from the time of establishment, and except as otherwise provided herein, Zale shall not have any right to any indebtedness on an Account or to any Account payment from a Cardholder arising out of or in connection with any Purchases under the Program.  Additionally, all information related to the Program and the Accounts set forth in Bank’s records, including without limitation the information listed in Schedules 2.7(c)(ii) and 2.7(c)(iii), the information obtained through applications, the receivables, names, addresses, credit, and transaction information of Cardholders shall be the exclusive property of Bank.  Such information and Bank’s Common Information shall be referred to collectively as “Bank Cardholder Information”.

(ii)                                  Bank shall provide to Zale weekly one (1) master file extract, initially containing the information set forth on Schedule 2.7(c)(ii) to the extent such information is available (i.e. the information required to be provided by the Cardholder was in fact provided to the Bank) on the Bank’s system and Bank is not prohibited to share such information, and is subject to change by Bank at any time with sufficient notice to Zale.

(iii)                               Bank shall provide to Zale daily one (1) application file extract, initially containing the information set forth in Part A on Schedule 2.7(c)(iii) to the extent such information is available (i.e. the information required to be provided by Zale was in fact provided to the Bank) on the Bank’s system and Bank is not prohibited to share such information, and is subject to change by Bank at any time with sufficient notice to Zale.  Additionally, Bank shall also provide to Zale daily one (1) authorization file extract containing the information set forth in Part B on Schedule 2.7(c)(iii) to the extent Bank is not prohibited to share such information, and is subject to change by Bank at any time with sufficient notice to Zale.

(iv)                              Bank may agree to share additional Confidential Information and/or Bank Cardholder Information, and, unless Bank consents otherwise in advance and in writing, Zale shall keep such Confidential Information and Bank Cardholder Information confidential as set forth in Section 8.9, and shall not disclose such information to any third-party nor sell, lease, or otherwise transfer such information to any third-party except as set forth in Section 8.9.  Bank also shall provide up to twenty (20) designated Zale employees read-only access to Bank Cardholder Information with respect to the Protection Products.

2.8                               Protection Products and Enhancement Marketing Services.

(a)                     Zale and Bank agree that Zale or an Affiliate of Zale, at its option, shall have the right to market and make available to Cardholders for purchase the Protection Products.  The fees for the Protection Products may be charged to the applicable Cardholder’s Account.  For avoidance of doubt, the Bank shall have no liability with respect to, and Zale shall immediately reimbursement Bank for, Losses incurred by Bank pursuant to the Protection Products offered by Zale or an Affiliate of Zale.  Zale and Bank agree that Bank will have the exclusive right but not the obligation, and in any event subject to Zale’s prior written consent, not to be unreasonably withheld or delayed, to make available to Cardholders, through solicitations made in connection with their Accounts, various types of products and services other than, and that do not compete with, Protection Products and other Goods and Services sold by Zale.  Such other products and services shall be referred to collectively herein as “Enhancement Marketing Services”.  Such Enhancement Marketing Services include, but are not limited to, travel clubs, legal services, and merchandise products.  Bank and Zale shall mutually agree to offers extended through direct mail, telemarketing, statement inserts, and statement messaging prior to execution.  Zale shall have no liability with respect to, and Bank shall immediately reimburse Zale for, Losses incurred by Zale pursuant to the Enhancement Marketing Services.  The charges for Enhancement Marketing Services will be billed to the applicable Cardholder’s Account when appropriate.  Bank shall have the right but not the obligation to immediately terminate any Enhancement Marketing Services if and when either party:  (i) terminates this Agreement, (ii) notifies the other party of an intent to terminate or that the notifying party has already terminated this Agreement, or (iii) notifies the other of an intent to allow this Agreement to expire.

(b)                     See Schedule 2.8(b).

2.9                               Ownership and Licensing of the Party’s Marks.

(a)                     Subject to the other provisions of this Agreement, Zale hereby grants to Bank a royalty free, non-exclusive (except as to branded credit account and card plans per Section 3.9), non-transferable license to use the Zale Marks solely in satisfaction of its duties, rights and obligations described in this Agreement, including without limitation, using same in any and all promotional materials, Account documentation, advertising, websites, marketing, and solicitations related to the Program, as well as Bank’s and its Affiliates’ product marketing and promotional materials and literature in written and electronic form, as well as their business client lists.  Bank shall use the trademark designations “®” or “TM” or such other designation as Zale may specify or approve in connection with the Zale Marks.  Bank agrees it will not use the Zale Marks on or in connection with any products or services or for any other purpose other than (i) as explicitly described in this Agreement; (ii) for Bank’s business purposes in furtherance of this Agreement, including, but not limited to, securitization activities; and/or (iii) as required by Applicable Law.

(b)                     Anything in this Agreement to the contrary notwithstanding, Zale shall retain all rights in and to Zale Marks, and all goodwill associated with the use of Zale Marks (whether under this Agreement or otherwise) shall inure to the benefit of Zale.  Zale shall have the right, in its sole and absolute discretion, to prohibit the use of any Zale Marks in any Forms, advertisements or other materials or references proposed to be used by Bank which Zale in its reasonable business judgment deems objectionable or improper.  Bank shall cease all use of

Zale Marks upon the termination of this Agreement for any reason unless Bank retains the Accounts after termination of the Agreement.  In that case, Bank may use Zale Marks solely in connection with the administration and collection of the balance due on the Accounts.

(c)                      Zale recognizes that Bank is the sole owner of the Bank Marks, that Zale has no rights of ownership or license therein, and that Zale is not entitled to (and shall not) use the Bank Marks other than as explicitly and specifically provided in this Agreement.  As a point of clarification, Bank has and retains all rights in and to Bank Marks and the use thereof, and all goodwill associated with the use of Bank Marks (whether under this Agreement or otherwise) shall inure to the benefit of Bank.  Bank shall have the right, in its sole and absolute discretion, to prohibit the use of any Bank Marks in any Program Documents, advertisements, or other materials or references proposed to be used by Zale which Bank in its reasonable business judgment deems objectionable or improper.  Zale shall cease all use of Bank Marks upon the termination of this Agreement for any reason.

2.10                        Other Offerings under the Program.  See Schedule 2.10.

2.11                        Cardholder Loyalty Program.

(a)                     If Zale chooses to own and operate a loyalty program for Cardholders (a “Loyalty Program”), Zale will be responsible for determining its rules, funding the rewards related to it, and ensuring compliance with all Applicable Laws.  Bank may assist Zale in developing such Loyalty Program, provided that Bank shall have no responsibility, or assume any liability, for such Loyalty Program.

(b)                     Upon request by Zale, and to the extent available, Bank will provide Zale with certain system functionality tied to the Accounts to support the Loyalty Program, for matters such as recording the accumulation of loyalty points, tracking, lookup/reporting, and redemption where a coupon is part of the billing statement.  Any such system functionality provided by Bank shall be at no additional charge to Zale, to the extent the Loyalty Program: (i) is compatible with Bank’s existing or future functionality offered to other Bank clients; (ii) does not require Bank to incur significant additional internal or external expense; and (iii) does not include stand-alone mailings.  Otherwise, such functionality if available shall be provided pursuant to terms (including fees to Bank) mutually agreed to by the parties.

2.12            Purchase of Zale Program Accounts.  See Schedule 2.12.

SECTION 3.  OPERATION OF THE PROGRAM ON AND AFTER PROGRAM LAUNCH DATE

3.1                               Honoring Credit Cards.  Zale agrees that Zale will honor any Credit Card (or prior to the Conversion Date, any Zale Program Credit Card) properly issued and currently authorized by Bank pursuant to the Program.  In addition, Zale shall deliver to Bank all Transaction Records evidencing transactions made under the Program.

3.2                               No Special Agreements.  Zale will not extract any special agreement, condition, fee, or security from Cardholders in connection with their use of a Credit Card, except for flat fees in connection with the use of promotional programs, or unless approved in advance by Bank in writing.

3.3                               Payment to Zale; Ownership of Accounts; Fees; Accounting.

(a)                     Each day (not just Business Days), Zale shall electronically transmit all Transaction Records (i.e., charge slips) from its main offices and/or its Sales Channels to Bank within a reasonable period of time and in a format acceptable to Bank.  Upon receipt, Bank shall use commercially reasonable efforts to promptly verify and process such Transaction Records and, in the time frames specified herein, Bank will remit to Zale an amount equal to the Net Proceeds indicated by such Transaction Records for the Credit Sales Day(s) for which such remittance is made.  Bank will transfer funds via Automated Clearing House (“ACH”) to the Zale Deposit Account.  For Transaction Records received by Bank’s processing center before 9 AM Eastern time on a Business Day, such ACH transfer will have an effective date of that Business Day, plus one (1) Business Days thereafter.  For Transaction Records received by Bank’s processing center either (i) after 9 AM Eastern time on a Business Day, or (ii) on a non-Business Day, such ACH transfer will have an effective date of that Business Day, plus two (2) Business days thereafter.

(b)                     Effective upon the delivery of each Transaction Record by Zale to Bank and payment to Zale by Bank pursuant to Section 3.3(a), Zale shall be deemed to have transferred, conveyed, assigned and surrendered to Bank all right, title or interest in all related charge slips and in all other rights and writings evidencing the obligation of Customer to pay for such Purchases, if any.

(c)                      All Transaction Records are subject to review and acceptance by Bank.  In the event of a computational or similar error of an accounting or record keeping nature with respect to such Transaction Records, Bank may credit to the Zale Deposit Account or net against the Net Proceeds (as the case may be) the proper amount as corrected.  If the Net Proceeds are insufficient, Zale shall remit the proper amount to Bank promptly following notification from Bank.  Upon any such correction, Bank shall give Zale prompt notice of same, including details of the discrepancy and correction.  Zale shall be responsible for ensuring that all Promotional Program Purchases are properly designated as such on the Transaction Record in accordance with the Operating Procedures.

(d)                     The Credit Card Agreement shall include the Rates and Fees as are set forth in Schedule 3.3(d).  In connection with its servicing of the Accounts, Bank may make changes to the Rates and Fees and payment terms on an individual Account by Account basis intended to enhance collections and/or customer service relations without notice to Zale.  On other than an Account by Account basis, Bank may make changes to the Rates and Fees required by Applicable Law at any time, but otherwise must provide thirty (30) days advance notice of changes to Zale.

(e)                      Zale shall obtain and maintain at its own expense such Point of Sale terminals, cash registers, network (electronic communication interchange system), telephone or other communication lines, software, hardware, websites and other items of equipment as are necessary for it to request and receive authorizations, transmit charge slip and credit slip information, facilitate the Application Procedures and perform its obligations under this Agreement.  The computer programs and telecommunications protocols necessary to facilitate communications between Bank and Zale (and/or Bank and specific Sales Channels, if applicable) shall be reasonably determined by Bank from time to time, subject to reasonable prior notice of any change in such programs, equipment or protocols.

(f)                       In addition to Bank’s rights pursuant to Sections 3.3(c) and 3.7, Bank may, if Zale fails to pay Bank any amounts due to Bank pursuant to this Agreement for more than thirty (30) days after the due date, offset such amounts against the Net Proceeds or any other amounts owed by Bank to Zale under this Agreement.

3.4                               Bank Mailings; Insertion of Zale’s Promotional Materials.  Envelope space (including bangtail) for billing statements and Credit Card mailers shall be allocated as follows:

(a)                     “Priority Materials”, defined as: legally required material, privacy notices, disclosures, Cardholder notices, billing statements, new Credit Card mailers, Credit Card Agreement, and non-marketing related notices sent by Bank;

(b)                     Zale’s promotional materials, subject to the following terms:

At Zale’s request, Bank will include with the billing statements and new Credit Card mailers Zale promotional materials provided by Zale, so long as the materials:  (i) are provided to Bank at least thirty (30) days prior to the scheduled mailing date of such statements or notices and pursuant to an insert schedule that Zale provided to Bank at least sixty (60) days in advance; (ii) other than promotional materials for the Protection Products, have been approved as to content by Bank (which approval shall not be unreasonably withheld or delayed) with respect to any manner of reference to Bank or the Program; (iii) meet all size, weight, or other specifications for such inserts as shall be reasonably set by Bank from time to time; (iv) would not require the removal (in Bank’s standard envelope) of Priority Materials and/or Bank’s other inserts in clause (c) below (provided, that Bank’s other inserts in clause (c) below shall be subordinate to Zale’s promotional materials in this clause (b)); and (v) are paid for by Zale, along with all additional postage costs caused by Bank’s insertion of such materials.  Bank shall only insert Zale materials (and charge such additional expense to Zale) if Zale approves such insertion regardless of the additional postage costs.  Bank reserves the right to disallow any inserts which are in violation of Applicable Law, conflict with any other provision of this Agreement, or whose subject matter is reasonably deemed by Bank to be objectionable or improper; provided, that, Bank shall have no obligation to review any promotional materials with regard to the Protection Products to ensure they comply with Applicable Law; and

(c)                      Bank’s other inserts (including bangtail).

3.5                               Payments.  All payments to be made by Cardholders with respect to any amounts outstanding on the Accounts shall be made in accordance with the instructions of Bank.  Zale hereby authorizes Bank, or any of its employees or agents, to endorse “Comenity Capital Bank” upon all or any checks, drafts, money orders or other evidence of payment, made payable to Zale and intended as payment on an Account, that may come into Bank’s possession from Cardholders and to credit said payment against the appropriate Cardholder’s Account To the extent that Zale receives a payment on an Account, Zale will on Bank’s behalf hold such payment in trust for Bank and will within one (1) Business Day after receipt include the amount of such payment in the Transaction Records sent to Bank pursuant to this Agreement.  Bank will charge the amount of such payment against the Zale Deposit Account.  Payments made by Cardholders to Zale shall not be deemed received by Bank until Bank receives and accepts the Transaction Records.  Bank has the sole right to receive and retain all payments made with respect to all Accounts and to pursue collection of all amounts outstanding, unless a Purchase is charged back to Zale pursuant to the provisions of Sections 3.7 and 3.8 hereof.  If Zale is in default hereunder, if required by Applicable Law, or, subject to Bank’s use of commercially reasonable efforts to eliminate or mitigate the impact of such requirements, to comply with the requirements set forth in any Bank securitization of the Accounts Receivable, Zale shall promptly comply with any written instruction by Bank or any successor to Bank to cease accepting Account payments and thereafter inform Cardholders who wish to make payments that payments should be made to Bank.

3.6                               Cardholder Disputes Regarding Accounts, and Goods and/or Services.  Zale shall promptly notify Bank regarding any written or significant oral Cardholder dispute regarding an Account and help to resolve any such dispute, including but not limited to any Applicant or Cardholder claim, dispute, or defense which may be asserted under Applicable Law.  This includes but is not limited to claims related to outstanding balances, Bank reports to credit bureaus, finance charges, fees, and collection efforts (e.g., notification that the Cardholder has filed bankruptcy or wants collection communications directed to legal counsel, etc.).  Additionally, Zale shall act promptly to investigate and work to resolve disputes with Cardholders regarding Goods and/or Services obtained through Zale pursuant to the Program, and timely process approved credits or refunds for Cardholders.

3.7                               Chargebacks.  Bank shall have the right to charge back Zale the amount of any Purchase, including the unpaid principal balance (excluding any finance charges and fees) and applicable sales tax, including and any of such amounts written off by Bank, and any royalty paid by Bank to Zale, relating to any such Purchase:

There has been a: (i) breach of warranty or representation by Zale; (ii) use of the Credit Card where Zale has not complied with Operating Procedures; (iii) charge for something other than an actual Purchase; or (iv) the charge slip (or electronic equivalent) related to the Purchase is a duplicate of one already paid and/or the price on it differs from the price on the Cardholder’s copy of same.

Notwithstanding the terms and conditions of the Operating Procedures:

(i) the look-back period for the amount of any Purchase to be charged back to Zale, shall be twelve months;

(ii) so long as Zale does not display the Cardholder’s account number real time on the internet upon approval of such new Account, any Purchase by such Cardholder within thirty (30) days after such approval, regardless of Sales Channel, shall not be eligible for charge back to Zale; and

(iii) if Zale does display the Cardholder’s account number real time on the internet upon approval of such new Account, Bank shall monitor fraudulent Purchases made on such Accounts and if the aggregate annual amount of fraudulent Purchases made on such Accounts is greater than $10,000, Bank shall provide notice to Zale of such fact and thereafter any amounts of fraudulent Purchases made on such Accounts above an aggregate annual amount of $10,000 may be eligible for charge back to Zale.

Additionally, if the use of the Credit Card results in a forced sale transaction, Bank shall track such transaction and shall only charge back to Zale the remaining balance of such transaction that remains outstanding one hundred seventy-five (175) days past due.

3.8                               Exercise of Chargebacks.  With respect to any amounts to be charged back pursuant to Section 3.7, Bank will offset such amount as part of the Net Proceeds to be paid to Zale, to the extent the balance thereof is sufficient or Bank may demand payment from Zale in immediately available funds for the full or any partial amount of such chargeback.  Upon payment in full of the related amount by Zale to Bank, or off-setting, as the case may be, Bank shall transfer to Zale, without any representation, warranty or recourse (other than that Bank has complied with all Applicable Laws), all of Bank’s right to payments of such amounts charged back in connection with such Purchase.  Bank will exercise commercially reasonable efforts to cooperate with Zale in any efforts by Zale to collect the chargeback amount.  Bank may reduce the amount owed by a Cardholder on any Purchase subject to chargeback, but the related chargeback shall then be equal to the reduced (or net) amount owed by the Cardholder.  Zale shall not resubmit or re-transmit any charged back Purchase to Bank, without Bank’s prior written consent.

3.9                               Non-Competition.

(a)                     Except as otherwise provided in subsections (b) and (c) below, at all times after the Purchase Date, Zale agrees that, in consideration of and as an inducement for Bank to make the Program available to Zale as provided in this Agreement, Zale (including its Affiliates other than Zale Canada Co.) shall not, either on its own or under contract or in concert with any third-party, establish, provide, own, accept or process any (i) “private label” or “co-brand” revolving credit card, (ii) debit card that is “branded” (with a Zale Mark or other mark related to or for the promotion of Zale and/or its Affiliates); or (iii) other Financial Product.

(b)                     Notwithstanding the provisions set forth in subsection (a) above or elsewhere in this Agreement, nothing contained in this Agreement will be construed to prohibit or prevent Zale from accepting (i) any major general purpose credit card (including without limitation, American Express Card, MasterCard, Visa, or Discover) that is not “branded” (with a Zale Mark or other mark related to or for the promotion of Zale and/or its Affiliates); (ii) any form of general purpose debit card that is not “branded”; (iii) any widely-used non-”branded” internet-based payment or deferred payment product (except for the GE Capital Jewelry Express payment product, the TD Bank L.J.C. payment product, the Wells Fargo Jewelry Advantage payment product, or any other similar jewelry or big-ticket payment product, whether now or hereafter offered); provided, that: (A) Zale will not actively promote any such product (i.e. not do more than display such product where Zale customarily displays the other payment options Zale accepts), but shall accept them only as payment options on the check-out

(or other customary) page of its websites or at the Point of Sale; (B) Zale will not grant a license to the providers of such products for the use of any Zale Mark utilized by Zale and Bank on any Credit Card in connection with any such arrangement; and (C) with respect to any purchases made using any such deferred payment product, such deferred payment product shall be the sole and exclusive  product, special or promotion being utilized and Zale will not offer, directly or indirectly, access to any other special or promotional credit terms, including without limitation, any deferred payment or deferred interest promotions, any installment purchase arrangements or any promotional or introductory annual percentage rates; or (iv) any payment programs for Applicants declined in whole or part by Bank.  Additionally, the prohibitions set forth in subsection (a) will not apply after termination or expiration of this Agreement.

(c)                      Subject to Zale’s compliance with this Section 3.9(c), but without implication limiting clauses (i) to (iv) of Section 3.9(b), Bank hereby grants a limited waiver to the provisions of Section 3.9(a) of this Agreement solely for the purpose of permitting Zale to offer a Second Look Program; provided, that Zale shall continue to promote the Program as the primary source of credit for Zale customers for the duration of the Program, and Zale shall continue to provide levels of support to the management and operation of the Program in accordance with this Agreement and in a manner substantially consistent with the support Zale would provide if the Second Look Program did not exist.  The parties agree that to the extent Zale offers a Second Look Program, it shall not affect Bank’s right to determine or adjust its credit policy for the Program.  Zale shall not advertise to the general public any promotional offers for the purchase of Goods and Services as part of a Second Look Program if such promotional offers are inconsistent with the promotional offers made to the general public under the terms of the Program; provided further, that the parties hereto agree that any account information or legal disclosures made by Zale or a provider of a Second Look Program at the POS to any Qualifying Person shall not be deemed to be advertising of a promotional offer.  To the extent Bank offers the Second Look Program, such program may be terminated by either party in accordance with the terms thereof.  To the extent that the provider of a Second Look Program is a party other than Bank, Bank agrees to use its commercially reasonable efforts to develop and implement changes to the Application that would allow Zale to provide Application information to the provider of the Second Look Program; provided, that in all cases the Applications and the information set forth therein shall be determined by Bank in its reasonable discretion.  Further, to the extent that changes to the Application are implemented to support the Second Look Program, Zale shall be solely responsible for all of Bank’s incremental costs and expenses associated with any variations from Bank’s standard specifications.

(d)                     For the avoidance of doubt, each of the parties acknowledge and agree that prior to the Purchase Date, the Zale Program does not violate the terms and conditions of this Section 3.9.

3.10                        [Reserved].

3.11                        Reports.  Bank will deliver to Zale the reports set forth in Schedule 3.11, as specified therein and to the extent information is available and applicable.  Bank may provide any additional reports requested by Zale upon such terms and conditions (including cost and timing) as are mutually agreed to by the parties.

3.12                        New Businesses and Existing Credit Program Conversions.

(a)                     General:  If Zale internally develops a new business or acquires another pre-existing business that does not fall within the definition of Sales Channels as set forth in Schedule 1.2, such business shall be referred to as a “New Business”, and Zale shall promptly notify Bank in writing of the existence of the New Business.

(b)                     If the New Business involves the sale of substantially the same goods and services to substantially the same customer base as Zale’s then current operations, and either it is internally developed, or it is not internally developed but it has no pre-existing credit program, then the following provisions shall apply:  the parties shall execute an amendment to this Agreement incorporating the New Business into this Agreement, subject to the same terms and conditions as set forth in this Agreement.

(c)                      With respect to any New Business that does not involve the sale of substantially the same goods and services to substantially the same customer base as Zale’s then current operations, the following provisions shall apply:  Bank shall have a right to be the first bidder on adding such New Business to the Program (or creating a new credit card plan for the New Business), and Zale and Bank shall negotiate the terms of adding the New Business to the Program in good faith for no less than sixty (60) days.  If, after sixty (60) days the parties have not come to an agreement, Zale may consider competitive bids from other providers.

(d)                     If the New Business offers an existing credit program, Zale may elect to (1) continue its contractual relationship with the current third-party issuer/provider (if any), (2) negotiate with Bank for the administration of the credit program, (3) administer such credit program itself, or (4) offer such credit program for sale to a third party.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

Each party makes the following representations and warranties to the other party as of the date of this Agreement:

4.1                               Organization, Power and Qualification.  Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization and has full power and authority to enter into this Agreement and to carry out the provisions of this Agreement.  Such party is duly qualified and in good standing to do business in all jurisdictions where located and/or conducting business, except where the failure to be so qualified would not have a material adverse effect on such party’s business or such party’s or the other party’s ability to perform as required under this Agreement or operate the Program.

4.2                               Authorization, Validity and Non-Contravention.

(a)                     This Agreement has been duly authorized by all necessary corporate proceedings (or analogous governing proceedings) by such party.  Further, this Agreement has been duly executed and delivered by such party, and is a valid and legally binding agreement of such party and duly enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equity principles).

(b)                     No consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over such party is required for (nor would the absence of such adversely affect) the legal and valid execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

(c)                      The execution and delivery of this Agreement by such party and the compliance by such party with all provisions of this Agreement:  (i) will not conflict with or violate any Applicable Law; and (ii) will not conflict with or result in a breach of or default under any of the terms or provisions of any indenture, loan agreement, or other contract or agreement to which such party is a party (including but not limited to any under which such party is an obligor or by which its property is bound; provided, that such representation specifically excludes the Zale Program Agreement or any other contract or agreement governing the Zale Program through the Purchase Date) where such conflict, breach or default would have a material adverse effect on such party or the Program, nor will such execution, delivery or compliance violate or result in the violation of the governing documents of such party.

4.3                               Accuracy of Information.  All factual information furnished by such party to the other party hereto in writing at any time pursuant to any requirement of, or furnished in response to any written request of such other party under this Agreement or any transaction contemplated hereby has been, and all such factual information hereafter furnished by such party to the other party hereto will be, to such party’s best knowledge and belief, true and accurate in every respect material to the transactions contemplated hereby on the date as of which such information was or will be stated or certified.

4.4                               Compliance with Law.  Any action taken by such party or inaction (where such party has a duty to act) in connection with the Program and/or the other party hereto, shall be in compliance with all Applicable Law, except where the failure to comply, individually or in the aggregate, does not or will not have a material adverse effect on such party, such other party, or the Program as a whole.  Zale’s compliance with Applicable Law includes, but is not limited to, not engaging in: the sale of any illegal goods and/or services, the illegal sale of otherwise legal goods and/or services, sales in violation of federal and state laws designed to prevent unlawful gambling, and unfair, deceptive and abusive trade practices.  Bank’s compliance with Applicable Law includes, but is not limited to, complying with all credit (including prohibitions against discriminating in the granting of credit), credit reporting and collection laws.

4.5                               Intellectual Property Rights.

(a)                     In the event Zale provides any software or hardware to Bank, Zale has the legal right to such software or hardware and the right to permit Bank to use such software or hardware, and such use shall not violate any intellectual property rights of any third party.  Any software or other technology developed by or for Zale or its Affiliates, to facilitate the Program, including but not limited to, software and software modifications developed in response to Bank’s request or to accommodate Bank’s special requirements and all derivative works, regardless of the developer thereof, will remain the exclusive property of Zale and/or its Affiliates.  Nothing in this Agreement shall be deemed to convey a proprietary interest to Bank or any third party in any of the software, hardware, technology or any of the derivative works thereof which are owned or licensed by Zale and/or its Affiliates, and Bank shall return to Zale all materials containing such intellectual property upon termination of this Agreement.

(b)                     In the event Bank provides any software or hardware to Zale, Bank has the legal right to such software or hardware and the right to permit Zale to use such software or hardware, and such use shall not violate any intellectual property rights of any third party.  Any software or other technology developed by Bank or its Affiliates or developed for Bank or its Affiliates at Bank’s expense, to facilitate the Program, including but not limited to, software and software modifications developed in response to Zale’s request or to accommodate Zale’s special requirements and all derivative works, regardless of the developer thereof, will remain the exclusive property of Bank and/or its Affiliates.  Nothing in this Agreement shall be deemed to convey a proprietary interest to Zale or any third party in any of the software, hardware, technology or any of the derivative works thereof which are owned or licensed by Bank and/or its Affiliates, and Zale shall return to Bank all materials containing such intellectual property upon termination of this Agreement.

4.6                               Zale Marks.  In the case of Zale, Zale has the legal right to use and to permit Bank to use, to the extent set forth herein, the Zale Marks.

4.7                               Validity of Charge Slips.  Zale represents and warrants that, as of the date any Transaction Records are presented to Bank in accordance with the provisions of this Agreement, each charge slip (or electronic equivalent) relating to such Transaction Records shall represent the obligation of a Cardholder in the respective amount set forth therein for Goods sold or Services rendered, together with applicable taxes, if any, and shall not involve any element of credit for any other purpose.  Zale further warrants that, as of the date any Transaction Records are presented to Bank in accordance with the provisions of this Agreement, Zale has no knowledge or notice of any fact or matter which would immediately or ultimately impair the validity of any charge slip relating to such Transaction Records, the transaction evidenced thereby, or, other than factors relating to general credit worthiness, its collectability.

SECTION 5.  COVENANTS

Each party hereby covenants and agrees as follows:

5.1                               Notices of Changes.  Each party will as soon as reasonably possible notify the other of any:  (a) change in the name or form of its business organization, change in the location of its chief executive office or the location of the office where its records concerning the Program are kept; (b) merger (where it is not the surviving entity) or consolidation of such party, the sale of all or substantially all of its assets, or any change in the control of such party; (c) material adverse change in its financial condition or operations (not otherwise disclosed in such party’s SEC filings); (d) in the case of Zale, thirty (30) days advance notice of the opening or closing of any Zale Store and ninety (90) days advance notice of the opening or closing of any Sales Channel; provided, that notice shall be given as soon as practicable if facts and circumstances require an immediate closing in either case sooner than the required notice period;

(e) any change in business practices of such party that would have a material adverse effect on its ability to fulfill its obligations under this Agreement or the Program; (f) in the case of Zale, any occurrence that would constitute a Bank Termination Event under Section 7.2; or (g) in the case of Bank, any occurrence that would constitute a Zale Termination Event under Section 7.3.  Each party will furnish such additional information with respect to any of the foregoing as the other party may reasonably request, for the purpose of evaluating the effect of such change on the financial condition and operations of the affected party and on the Program.

5.2                               Financial Statements.  Each party shall furnish to the other as soon as available the following information (on a consolidated basis if applicable):  (a) a balance sheet as of the close of each fiscal year; (b) a statement of income, retained earnings, and paid-in capital to the close of each fiscal year; (c) a statement of cash flow to the close of each such period; and (d) a copy of the opinion submitted by such party’s independent certified public accountants in connection with such of the financial statements as have been audited; provided, however, that (i) as long as Bank is a subsidiary of Alliance Data Systems Corporation (“ADSC”), and ADSC is publicly traded, Bank may satisfy the foregoing requirements by ADSC’s filing with the SEC copies of its quarterly 10-Q filings and annual 10-K filing, and (ii) as long as Zale Delaware is a subsidiary of Zale Corporation or another corporation and such parent entity files reports with the SEC, Zale may satisfy the foregoing requirement by its parent’s filing with the SEC copies of its parent’s quarterly 10-Q filings and annual 10-K filing.

5.3                               Access Rights.

(a)                     Subject to (b) below, each party will permit, once per Program Year unless the other party has reasonable cause to do so more than once, authorized representatives designated by the accessing party, at accessing party’s expense, to visit its facilities and inspect, to the extent permitted by Applicable Law, any of its books and records (and, in the case of Zale, its Sales Channels) pertaining to Applicants, Accounts, Transaction Records, any category of payments owed by one party to the other, and the Protection Products, including without limitation, any marketing and promotional materials, customer service scripts, manuals, training programs, and operating procedures and controls associated therewith, and to make copies and take extracts there from, and to discuss the same with its officers and independent public accountants, all at reasonable times during normal business hours.  In addition, Zale shall permit regulatory bodies having jurisdiction over Bank to visit its facilities related to the Program during normal business hours with advance notice.

(b)                     Each party’s obligations under (a) shall not be required to the extent that (i) such access is prohibited by Applicable Law, (ii) such records are legally privileged, or (iii) such records are planning documents or those of any of its Affiliates, operating budgets, management reviews or employee records.

5.4                               Each Party’s Business.  Each party shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence (or analogous business form) and to comply with all Applicable Laws in connection with its business (and, in the case of Zale, the sale of Goods and/or Services), including, but not limited to: (i) compliance with all applicable license requirements related to its business, and (ii) fulfilling its obligations under the Program.  Zale shall provide to Bank, annually, a forecast of the next year in terms of

Zale’s total sales, number of stores or other locations (including number and location of openings and/or closings), and expansion or contraction of any Sales Channels.

5.5                               Insurance.  Each party shall maintain insurance policies with insurers, and in such amounts and against such types of loss and damage, as are customarily maintained by other companies engaged in similar businesses within such party’s industry.

5.6                               Sales Information.  Zale shall furnish to Bank on a monthly basis a report showing Zale’s total sales of Goods and/or Services, categorized by tender type.

5.7                               Business Continuation/Disaster Recovery Plan.  Each party shall maintain a plan designed to mitigate damages resulting from Force Majeure or other causes that would threaten operation of such party’s business and/or loss or exposure of information requiring protection as described in Sections 2.7 and 8.9.

5.8                               Compliance with Agreement and Operating Procedures.  Zale shall use commercially reasonable efforts to ensure that its Affiliates, licensees, franchises, officers, directors, associates and agents comply with the terms of this Agreement and the Operating Procedures.

5.9                               Protection Products.  Zale and its Affiliates shall not engage in any unfair, deceptive or abusive trade practices with respect to the Protection Products, and Zale shall ensure (i) that the Protection Products and any marketing or promotional material associated therewith are in compliance with all Applicable Law, except where the failure to comply, individually or in the aggregate, does not or will not have a material adverse effect on either party or the Program as a whole, (ii) that all marketing or promotional materials associated with the Protection Products reflect the actual terms and conditions of products and are not deceptive or misleading, (iii) that any employee compensation programs with respect to the Protection Products are structured such that they do not create incentives to provide inaccurate product information to consumers, and (iv) that all training programs, customer service scripts, manuals and operating procedures and controls used by telemarketing and customer service centers for the Protection Products have undergone a review process by Zale for compliance with all Applicable Law, except where the failure to comply, individually or in the aggregate, does not or will not have a material adverse effect on either party or the Program as a whole.

SECTION 6.  INDEMNIFICATION

6.1                               Indemnification Obligations.

(a)                     Each party shall be liable to and shall indemnify and hold harmless the other and its Affiliates and their respective officers, directors, employees, subcontractors and their successors and assigns (collectively “Indemnified Parties”) from any and all Losses (as hereinafter defined) incurred by them by reason of:  (i) the indemnifying party’s breach of any representation, warranty or covenant hereunder; (ii) the indemnifying party’s failure to perform its obligations hereunder; (iii) any action or failure to act (where there was a duty to act) by the indemnifying party related to the Program and/or as otherwise provided for in this Agreement; (iv) the indemnifying party having caused Losses to third parties, where such third parties have sought recovery from Indemnified Parties; and (v) the indemnified party’s defending against claims described in (iv).  In any case, the indemnifying party’s liability does not extend to Losses proximately arising from an act or failure to act by Indemnified Parties.  Without limiting the foregoing, additionally Zale shall indemnify Bank and its Indemnified Parties for any Losses caused by or related to (i) Goods and/or Services charged to an Account, other than as a result of routine credit losses, (ii) Zale’s misconduct under the Zale Program, (iii) Zale’s breach of the Zale Program Agreement, (iv) the Second Look Program (to the extent the provider of the Second Look Program is a party other than Bank), and (v) the Protection Products (and any promotional materials related thereto) offered by Zale and its Affiliates.  Without limiting the foregoing, additionally Bank shall indemnify Zale and its Indemnified Parties for any Losses caused or related to violations or alleged violations of credit (including prohibitions against discriminating in the granting of credit), credit reporting and collection laws.

(b)                     For purposes of Section 2.8 and this Section 6 the term “Losses” shall mean any liability, damage, costs, fees, losses, judgments, penalties, fines, and expenses, including without limitation, any reasonable attorneys’ fees, disbursements, settlements (which require the other party’s consent which shall not be unreasonably withheld), and court costs, reasonably incurred by Bank, Zale, or a third-party, as the case may be, without regard to whether or not such Losses would be deemed material under this Agreement; provided, however, that Losses shall not include any overhead costs that either party would normally incur in conducting its everyday business.

6.2                               LIMITATION ON LIABILITY.

(a)                     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR (i) ANY INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL LOSSES; OR (ii) LOST BUSINESS RELATIONSHIPS/OPPORTUNITIES WITH THIRD PARTIES, THAT THE OTHER PARTY INCURS OR CLAIMS TO HAVE INCURRED ARISING OUT OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY WITH RESPECT TO A PARTY’S INTENTIONAL BREACH OF THIS AGREEMENT OR ITS WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.  IN THE EVENT OF A BREACH OF THIS AGREEMENT BY BANK, THE PARTIES AGREE THAT DIRECT DAMAGES SHALL INCLUDE (AND CLAUSE (II) ABOVE SHALL NOT LIMIT) THE GROSS MARGIN LOST RESULTING DIRECTLY OR PROXIMATELY FROM ANY SALES LOST (FOR SIMILAR TRANSACTIONS DURING A SIMILAR TIME PERIOD) AS A RESULT OF SUCH BREACH.

(b)                     NEITHER PARTY’S TOTAL CUMULATIVE LIABILITY TO THE OTHER PARTY FOR ALL LOSSES INCURRED BY IT, FOR ANY CAUSE WHATSOEVER, SHALL EXCEED ███████████████████████████████; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY WITH RESPECT TO THE OTHER PARTY’S INTENTIONAL BREACH OF THIS AGREEMENT OR ITS WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

6.3                               NO WARRANTIES.  EXCEPT AS PROVIDED HEREIN, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF

MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THE SERVICES AND/OR OTHER PRODUCTS SOLD OR PROVIDED BY BANK PURSUANT TO THIS AGREEMENT.

6.4                               Notification of Indemnification; Conduct of Defense.

(a)                     In no case shall the indemnifying party be liable under Section 6.1 of this Agreement with respect to any claim or claims made against the indemnified party or any other person so indemnified unless it shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof.  However, failure to so notify the indemnifying party shall not relieve it from any liability which it may have under other provisions of this Agreement, except to the extent that the indemnifying party’s right to defend the matter is materially and irrevocably prejudiced by such failure to give prompt notice.

(b)                     The indemnifying party shall be entitled to participate, at its own expense, in the defense of any suit brought against the Indemnified Parties which gives rise to a claim against the indemnifying party.  Alternatively, the indemnifying party may elect to assume defense of such claim, but must do so within a reasonable time after receiving notice of the claim.  However, if the indemnifying party so elects to assume the defense, such defense shall be conducted by counsel chosen by the indemnifying party and approved by the Indemnified Parties (or the person or persons so indemnified, who are the defendant or defendants in any suit so brought), which approval shall not be unreasonably withheld or delayed.  Once the indemnifying party has retained counsel approved by the indemnifying party, the indemnifying party (or the person or persons so indemnified who are the defendant or defendants in the suit), shall bear the fees and expenses of any additional counsel it chooses to retain.

SECTION 7.  TERM, EXPIRATION AND TERMINATION

7.1                               Term and Expiration.  See Schedule 7.1.

7.2                               Termination with Cause by Bank; Bank Termination Events.  Any of the following conditions or events shall constitute a “Bank Termination Event” hereunder, and Bank may terminate this Agreement immediately without further action if such Bank Termination Event occurs:

(a)                     If Zale shall:  (i) generally not pay its debts as they become due; (ii) file, or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (iii) make an assignment for the benefit of its creditors; (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (v) be adjudicated insolvent or be liquidated; (vi) take corporate action for the purpose of any of the foregoing and such event shall materially adversely affect the ability of Zale to perform under this Agreement or the Program; (vii) have a materially adverse change in its financial condition if the adverse change is likely to materially adversely affect the ability of Zale to perform under this Agreement or the Program; or (viii) receive an adverse opinion by its auditors or accountants and/or a negative opinion by same as to Zale’s viability as a going concern that is likely to materially adversely affect the ability of Zale to perform under this Agreement or the Program; or

(b)                     If a court or government authority of competent jurisdiction shall enter an order appointing, without consent by Zale, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Zale, or if any petition for any such relief shall be filed against Zale and such petition shall not be dismissed within sixty (60) days; or

(c)                      If Zale shall default in any material respect in the performance of or compliance with any term or violates any of the covenants, representations, warranties or agreements contained in this Agreement and Zale shall not have remedied such default within thirty (30) days after written notice thereof shall have been received by Zale from Bank; or

(d)                     If Bank exercises its rights under Section 8.6, Force Majeure; or

(e)                      If any regulatory body having jurisdiction over Bank or other governmental action directs or causes Bank to cease or materially limit performance of the activities and services contemplated by this Agreement such that the Program as a whole, following commercially reasonable mitigation efforts by Bank and Zale, will be materially adversely affected.  Furthermore, a termination pursuant to this clause attributable solely to Bank’s banking practices, rather than the prohibition of banks generally in performing such activities and services, shall constitute a breach of this Agreement.

7.3                               Termination with Cause by Zale; Zale Termination Events.  Any of the following conditions or events shall constitute a “Zale Termination Event” hereunder, and Zale may terminate this Agreement immediately without further action if such Zale Termination Event occurs:

(a)                     If Bank shall:  (i) generally not be paying its debts as they become due; (ii) file or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (iii) make an assignment for the benefit of its creditors; (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or of any substantial part of its property; (v) be adjudicated insolvent or be liquidated; or (vi) take corporate action for the purpose of any of the foregoing and such event shall materially adversely affect the ability of Bank to perform under this Agreement or the operation of the Program and such event shall materially adversely affect the ability of Bank to perform under this Agreement or the Program; or (vii) have a materially adverse change in its financial condition, including, but not limited to being downgraded by a rating agency to a rating below an investment grade rating that is likely to materially adversely affect the ability of Bank to perform under this Agreement or the Program; or (viii) receive an adverse opinion by its auditors or accountants as to its viability as a going concern that is likely to materially adversely affect the ability of Bank to perform under this Agreement or the Program; or (ix) breach or fail to perform or observe any covenant or other term contained in any creditor loan agreement, debt instrument or any other material agreement to which it is bound, which breach or failure, if left uncured could result in a default of such agreement and such default shall materially adversely affect the ability of Bank to perform under this Agreement or the Program; or

(b)                     If a court or government authority of competent jurisdiction shall enter an order appointing, without consent by Bank, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Bank, or if any petition for any such relief shall be filed against Bank and such petition shall not be dismissed within sixty (60) days; or

(c)                      Except with respect to the Service Standards, if Bank shall default in any material respect in the performance of or compliance with any term or violates in any material respect any of the covenants, representations, warranties or agreements contained in this Agreement and Bank shall not have remedied such default within thirty (30) days (five (5) days in the case of failure to pay Zale pursuant to Section 3.3(a)) after written notice of the default thereof shall have been received by Bank from Zale; or

(d)                     If Bank fails to perform (i) █████████████████████████████████████████████████████████████████████████████████████; or (ii) █████████████████████████, and such failure is not the result of an act of Zale, or as a result of a force majeure event specified in Section 8.6, and Bank fails to remedy such failure within █████████ after receipt of written notice from Zale (For purposes of calculating the number of failures pursuant to this Section 7.3 (d), multiple failures traced to a single root cause shall be counted as a single failure); or

(e)                      If Bank’s total cumulative liability to Zale under this Agreement shall exceed █████████ as set forth in Section 6.2(b) and Bank is unwilling to pay the additional amounts to Zale; or

(f)                       If Zale exercises its rights under Section 8.6, Force Majeure.

7.4                               Purchase of Accounts.  See Schedule 7.4.

SECTION 8.  MISCELLANEOUS

8.1                               Entire Agreement; Amendment; No Waiver; Severability; Counterparts; Captions and Cross References; Mutual Drafting.  This Agreement constitutes the entire Agreement and supersedes all prior representations, proposals, offers, agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof and merges all prior discussions between them.  Except as otherwise provided for in this Agreement, the provisions herein may be modified only upon the mutual agreement of the parties, however, no such modification shall be effective until reduced to writing and executed by the parties.  No waiver of the provisions hereto shall be effective unless in writing and shall not be deemed to be a continuing waiver unless expressly so stated in writing.  No failure or delay on the part of any party in exercising any power or right under this Agreement shall be deemed to be a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.  If any of the provisions or parts of the Agreement are determined to be illegal, invalid or unenforceable in any respect, such provisions or parts shall be deemed omitted without affecting any other provisions or parts of the Agreement which shall remain in full force and effect.  This Agreement may be signed in one or more counterparts, all of which shall be taken together as one agreement.  The table of contents and various captions in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to any Section are to such Section of this Agreement.  This Agreement is the joint product of Zale and Bank and each provision hereof has been subject to mutual consultation, negotiation and agreement of Zale and Bank; therefore to the extent any language in this Agreement is determined to be ambiguous, it shall not be construed for or against any party based on the fact that either party controlled the drafting of the document.

8.2                               Coordination of Public Statements.  Except as required by Applicable Law, including, without limitation, any SEC filings reasonably deemed by a party to be required (in which case the party making such filing will provide notice thereof to the other, in advance whenever possible, and shall when practicable redact such information as either party identifies as entitled to confidential treatment under the rules of the SEC), no party will make any public announcement of the Program or provide any information concerning the Program to any representative of any news, trade or other media without the prior approval of the other party, which approval will not be unreasonably withheld or delayed.  No party will respond to any inquiry from any public or governmental authority, except as required by Applicable Law, concerning the Program without prior consultation and coordination with the other party.  Upon Bank’s reasonable request and expense from time to time, Zale shall provide references or participate in marketing campaigns or testimonial initiatives for Bank regarding the services provided by Bank in connection with the Program.

8.3                               Successors and Assigns.  This Agreement and all obligations and rights arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns.  Any party may assign its rights and obligations under this Agreement.  In the event that Zale sells, transfers or otherwise disposes of all or substantially all of its assets, it shall cause the purchaser to assume this Agreement and upon such assumption the terms of this Agreement shall be binding upon such purchaser (regardless of whether or not such entity is a parent, Affiliate, or party with some other relationship of the kind with Zale, and regardless of under what name the business is conducted).  Notwithstanding the foregoing, Bank shall not assign its rights and obligations under this Agreement unless the assignee has the financial resources to fulfill Bank’s obligations under this Agreement.

8.4                               Notices.  All communications and notices pursuant hereto to either party shall be in writing and addressed or delivered to it at its address shown below, or at such other address as may be designated by it by notice to the other party, and shall be deemed given when delivered by hand, or two (2) Business Days after being mailed (with postage prepaid) or when received by receipted courier service:

If to Bank:	If to Zale Delaware:

Comenity Capital Bank

2795 E. Cottonwood Parkway, Suite 100

Salt Lake City, UT 84121

Attn.: President

With a Copy to:

Attn.: Law Department

With a Copy to:

Pepper Hamilton LLP

1313 Market Street, Suite 5100

P.O. Box 1709

Wilmington, DE 19899-1709

Attn.: Richard P. Eckman, Esq.

(302) 777-6560

(302) 397-2707 (fax)

eckmanr@pepperlaw.com

Zale Delaware, Inc.

901 W. Walnut Hill Lane

Irving, TX 75038-1003

Attn.: President

If to Zale PR:

Zale Puerto Rico, Inc.

901 W. Walnut Hill Lane

Irving, TX 75038-1003

Attn.: President

With a Copy to:

Attn.: General Counsel

8.5                               GOVERNING LAW / WAIVER OF JURY TRIAL.  THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE DICTATES OF THE CONFLICTS OF LAW PROVISIONS OF DELAWARE OR ANY OTHER JURISDICTION, AND THE PARTIES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION AND VENUE IN THE UNITED STATES FEDERAL DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR ANY OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE.  BY WAY OF CLARIFICATION, THE PARTIES RECOGNIZE AND AGREE THAT THE PROGRAM ITSELF, INCLUDING WITHOUT LIMITATION ALL MATTERS RELATED TO THE ACCOUNTS, THE CREDIT CARD AGREEMENT AND THE FORMS, TO THE EXTENT RELATED TO THE RELATIONSHIP BETWEEN THE CARDHOLDERS AND BANK, SHALL BE GOVERNED BY UTAH LAW.  EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL.

8.6                               Force Majeure.  No party will be responsible for any failure or delay in performance of its obligations under this Agreement because of circumstances beyond its reasonable control, and not due to the fault or negligence of such party, including, but not limited to, acts of God, flood, criminal acts, fire, riot, computer viruses or hackers where such party has utilized commercially reasonable means to prevent the same, accident, strikes or work stoppage, embargo, sabotage, terrorism, inability to obtain material, equipment or phone lines, and other causes whether or not of the same class or kind as specifically named above.  In the event a party is unable to perform substantially for any of the reasons described in this Section, it will notify the other party promptly of its inability so to perform, and if the inability continues for at least one-hundred eighty (180) consecutive days (thirty (30) days in the cases of credit authorizations and processing of new Accounts), the party so notified may then terminate this Agreement forthwith.  This provision shall not, however, release the party unable to perform from using its best efforts to avoid or remove such circumstance and such party unable to perform shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

8.7                               Survival.  No termination or expiration of this Agreement shall in any way affect or impair the powers, obligations, duties, rights, indemnities, liabilities, covenants or warranties and/or representations of the parties with respect to times and/or events occurring prior to such termination or expiration.  No powers, obligations, duties, rights, indemnities, liabilities, covenants or warranties and/or representations of the parties with respect to times and/or events occurring after termination or expiration shall survive termination or expiration except for the following Sections and their corresponding schedules: Section 2.9, Section 2.10, Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8, Section 6, Section 7.4, Section 8.4, Section 8.5, Section 8.6, Section 8.9 and Section 8.10.

8.8                               Relationship of Parties; Third Parties; Independent Contractor.  This Agreement does not constitute the parties as partners or joint venturers and no party will so represent itself.  The provisions of this Agreement are for the benefit of the parties hereto and not for any other person or entity.  The parties hereby declare and agree that Bank is engaged in an independent business, and shall perform its obligations under this Agreement as an independent contractor; that any of Bank’s personnel performing the services hereunder are agents, employees, Affiliates, or subcontractors of Bank and are not agents, employees, Affiliates, or subcontractors of Zale; that Bank has and hereby retains the right to exercise full control of and supervision over the performance of Bank’s obligations hereunder and full control over the employment, direction, compensation and discharge of any and all of the Bank’s agents, employees, Affiliates, or subcontractors, including compliance with workers’ compensation, unemployment, disability insurance, social security, withholding and all other federal, state and local laws, rules and regulations governing such matters; that Bank shall be responsible for Bank’s own acts and those of Bank’s agents, employees, Affiliates, and subcontractors; and that except as expressly set forth in this Agreement, Bank does not undertake by this Agreement or otherwise to perform any obligation of Zale, whether regulatory or contractual, or to assume any responsibility for Zale’s business or operations.

8.9                               Confidentiality and Security Control.

(a)                     Confidential Information and Other Protected Information.  Except as specifically provided in this Section 8.9 or contemplated by Section 8.2, no party shall disclose any Confidential Information (defined below) which it learns as a result of negotiating or implementing this Agreement.  Additionally, the use and/or disclosure of any Consumer Personal Information, Zale Customer Information, and/or Bank Cardholder Information shall be subject to Applicable Law, Section 2.7, and this Section 8.9. “Confidential Information” shall mean information not of a public nature concerning the business or properties of the other party including, without limitation: the terms and conditions of this Agreement (as well as proposed terms and conditions of any amendments, renewals, or extensions of this Agreement), sales volumes, test results, and results of marketing programs, Program reports and files generated by Bank (in the case of Bank), trade secrets, business and financial information, source codes, business methods, procedures, know-how and other information (including but not limited to intellectual property) of every kind that relates to the business of any party.

However, the definition of “Confidential Information” specifically excludes information which:

(i)                                     is generally known to the trade or to the public at the time of such disclosure; or

(ii)                                  becomes generally known to the trade or the public subsequent to the time of such disclosure; provided, however, that such general knowledge is not the result of a disclosure in violation of this Section 8.9; or

(iii)                               is obtained by a party from a source other than the other party, without breach of this Agreement or any other obligation of confidentiality or secrecy owed to such other party or any other person or organization; or

(iv)                              is independently conceived and developed by the disclosing party and proven by the disclosing party through tangible evidence not to have been developed as a result of a disclosure of information to the disclosing party, or any other person or organization which has entered into a confidential arrangement with the non-disclosing party.

(b)                     Permitted Uses and Disclosures.  Nothing in this Section 8.9 shall be interpreted to mean that a party is restricted with respect to the use or disclosure of Confidential Information which it owns.  The parties may also disclose any Consumer Personal Information or Confidential Information under the following circumstances.  First, to the extent disclosure is required by Applicable Law.  Second, to the extent disclosure is both permitted by Applicable Law and either necessary for the performance of the disclosing party’s obligation under this Agreement and/or agreed to in writing by the other party, provided that:  (i) prior to disclosing any such information to any third party, the party making the disclosure (to the third party) shall give notice to the other party of the nature of such disclosure and of the fact that such disclosure will be made; and (ii) prior to filing a copy of this Agreement (whole or partial) with any governmental authority or agency, the filing party will consult with the other party with respect to such filing and shall redact such portions of this Agreement which the other party requests be redacted, unless, in the filing party’s reasonable judgment based on the advice of its counsel (which advice shall have been discussed with counsel to the other party), the filing party concludes that such request is inconsistent with the filing party’s obligations under Applicable Law.  Notwithstanding anything to the contrary in this Agreement, Bank may disclose Confidential Information in order to facilitate and/or maintain Bank’s securitization activities.

(c)                      Protecting Disclosed Information.  When, pursuant to subsection (b) above, one party discloses the other party’s Confidential Information or Consumer Personal Information to the disclosing party’s Affiliate or a third-party, the disclosing party shall be responsible for ensuring that such disclosure complies with Applicable Law.  Furthermore, the disclosing party shall ensure that the Affiliate or third-party executes a confidentiality agreement with the disclosing party provided by or approved in writing by the non-disclosing party, or, in the event Bank Confidential Information is to be disclosed to a Zale consultant and/or a potential purchaser of the Portfolio as described in Schedule 7.4, such confidentiality agreement shall be executed by both Bank and the recipient of the Bank Confidential Information, and in either event the confidentiality agreement shall require that the recipient of Confidential Information keeps all such information in confidence.  Each party covenants that at all times it shall have in place procedures designed to assure that each of its employees who is given access to the other party’s Consumer Personal Information or Confidential Information shall protect the privacy of such information.  Each party acknowledges that any breach of the confidentiality provisions of this Agreement by it will result in irreparable damage to the other party and therefore in addition to any other remedy that may be afforded by law any breach or threatened breach of the confidentiality provisions of this Agreement may be prohibited by restraining order, injunction or other equitable remedies of any court.

(d)                     Protecting Stored Information.  Each party shall establish commercially reasonable controls to ensure the confidentiality of any Consumer Personal Information and the other’s Confidential Information.  Each party shall also ensure that such information is not disclosed contrary to the provisions of this Agreement, or any applicable privacy, security or other laws, rules, and regulations.  Without limiting the foregoing, each party shall implement such physical and other security measures as are necessary to (i) ensure the security and confidentiality of any Consumer Personal Information and the other’s Confidential Information, (ii) protect against any threats or hazards to the security and integrity of such information, (iii) protect against any unauthorized access to or use of such information, and (iv) properly dispose of any Consumer Personal Information as required under Applicable Law.  Each party shall promptly notify the other party in the event it believes, or has reason to believe, that a confidentiality or security breach, or any other unauthorized intrusion, has occurred with respect to Consumer Personal Information.  Each party shall estimate the intrusion’s affect on the other party and shall specify the corrective action taken and to be taken by specifying party.

(e)                      If, upon expiration or termination of this Agreement, Zale or its designee does not purchase the Accounts from Bank as set forth in Schedule 7.4, Zale shall take appropriate measures to destroy or remove from its systems Bank’s Cardholder, Confidential, and Consumer Personal Information that is not also Zale Customer Information.  This includes but is not limited to any and all records regarding Cardholders, whether in paper, electronic, or other form, that is maintained or otherwise possessed by or on behalf of Zale, including a compilation of such records.  If Zale or its designee does purchase the Accounts at such time, Zale’s obligation to remove or destroy information shall apply only to any Bank Confidential Information that is not comprised of Bank Cardholder Information or Consumer Personal Information.

8.10                        Taxes.  The parties agree to cooperate with each other to minimize any applicable sales, use, or similar tax and, in connection therewith, the parties shall provide each other with any relevant tax information as reasonably requested (including without limitation, resale or exemption certificates, multi-state exemption certificates, information concerning the use of assets, materials and notices of assessments).  All amounts set forth in this Agreement are expressed and shall be paid in lawful U.S. dollars.  Zale shall be entitled at its sole cost to file claims and recover refunds and credits of sales and use tax by any taxing authority in connection with a Purchase that has been charged back to Zale or written off by Bank (including without limitation Purchases related to the Converted Accounts), and all allowable interest relating thereto (a “Sales Tax Refund”).  After the Program Launch Date, Bank agrees to provide to Zale on a monthly basis a list of such losses by state, together with an aggregate list of the subject

Accounts, balances, unpaid charges and fees for Accounts that have been charged off or written off during the prior month by ZIP code, as well as an overall recovery rate, which may be used by Zale in connection with the Program solely to enable Zale to obtain said refunds and credits from a taxing jurisdiction, subject to the confidentiality obligations set forth in Section 8.9.  After the Program Launch Date, in the event that Zale is required to provide additional information to a governmental agency, Bank agrees to provide first and last name, city, state, ZIP code, unpaid charges and fees, write off date and write off amount.  The parties agree that Zale may retain one hundred percent (100%) of any amount obtained from a taxing authority for such a Sales Tax Refund and Bank shall not apply for any such Sales Tax Refunds.

[Signature block on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in manner and form sufficient to bind them as of the date first above written.

ZALE DELAWARE, INC.	COMENITY CAPITAL BANK

By:	By:

Printed Name	Printed Name

Title	Title

ZALE PUERTO RICO, INC.

By:

Printed Name

Title

[Signature Page — Private Label Credit Card Program Agreement]

SCHEDULE 1.2

Definitions and Other Obligations

A.                                    DEFINITIONS

As used herein and unless otherwise required by the context, the following terms shall have the following respective meanings.

“Account” shall mean an individual open-end revolving line of credit which is (i) established by Bank for a Customer pursuant to the terms of a Credit Card Agreement, and (ii) marketed with a Zale Mark (or if such Account is opened by Bank pursuant to the current Zale Second Look Program, a trademark, service mark, or name owned by or licensed (and capable of being sublicensed) by Bank or Zale and designated by Bank or Zale for use in connection with such Account).  As a point of clarification, once the Purchase Date has occurred, “Account” shall include, without limitation, the Converted Accounts.

“Account Center” shall mean an electronic customer service system Bank makes available on a Bank website.

“Accounts Receivable” shall mean, as to any Account at the time of reference, any and all amounts owing on such Account (whether or not posted or billed to an Account).

“Affiliate” shall mean with respect to a party any entity that is owned by, owns, or is under common control with such party.

“Applicable Law” shall mean any applicable federal, state or local law, rule, or regulation, including but not limited to formal or informal direction from Bank’s primary banking regulator(s).

“Applicant” shall mean an individual who is a Customer and applies for an Account under the Program.

“Application Procedure(s)” shall mean, as applicable, Bank’s proprietary application procedures in which Applicant information is communicated to Bank in a form and through a process determined by Bank.  Application Procedures include but are not limited to Bank’s instant credit, quick credit, online prescreen, batch prescreen, automated telephone, take-one, web and mobile application procedures, each of which is more specifically described in the Operating Procedures.

“Average Accounts Receivable” shall mean, for each Program Period, the sum of the month-end Accounts Receivable for each month in such Program Period divided by the number of months ended in such Program Period.

“Bank Mark” shall mean a trademark, service mark, or name owned by or licensed (and capable of being sublicensed) to Bank and designated by Bank to Zale for use in connection with the Program.

“Business Day” shall mean any day, except Saturday, Sunday, federal holidays or a day on which banks in Utah are required to be closed.

“Cardholder” shall mean any natural person to whom an Account has been issued by Bank and/or any authorized user of the Account.  As a point of clarification, once the Purchase Date has occurred, “Cardholder” shall include, without limitation, the Converted Cardholders.

“Consumer Personal Information” shall mean that non-public personal information regarding Applicants, Customers, and Cardholders, including but not limited to Account information, consumer reports, and information derived from consumer reports, that is subject to protection from publication under Applicable Law.

“Conversion” shall mean the conversion to the Bank’s credit card operations platform of all those Converted Accounts that are sold to Bank under the terms of the Portfolio Purchase and Sale Agreement.

“Conversion Date” shall mean the date on which the Conversion takes place, which shall be no later than 240 days after the Program Launch Date.

“Converted Accounts” shall mean those Zale Program Accounts sold to Bank under the terms of the Portfolio Purchase and Sale Agreement (i) with a fair market value of at or below par and (ii) that do not fall into a category listed in Schedule 2.5(d).

“Converted Cardholders” shall mean the Zale Program Cardholders who have Converted Accounts.

“Credit Card” shall mean the credit card issued by Bank to Cardholders, corresponding to a related Account for the purpose of purchasing Goods and/or Services pursuant to this Agreement.

“Credit Card Agreement” shall mean the open-end revolving credit agreement between a Cardholder and Bank governing the Account and Cardholder’s use of the Credit Card, together with any modifications or amendments which may be made to such agreement.

“Credit Sales Day” shall mean any day, whether or not a Business Day, on which Goods and/or Services are sold by Zale through its Sales Channels.

“Customer” shall mean any individual consumer who is a customer or potential customer of Zale.

“Discount Fee” shall have the meaning set forth in Part C of Schedule 1.2.

“Discount Rate” shall have the meaning set forth in Part C of Schedule 1.2.

“Effective Date Products and Services” shall mean those products and services set forth on Schedule 2.1.

“Financial Products” shall mean credit card, credit issuance or payment processing arrangements, or other programs similar in purpose to those components of the Program dealing with the extension of credit and repayment of debt extended to Customers as contemplated under this Agreement, including cardless, Internet-based or Internet-only payment vehicles and contactless payment vehicles to be used as devices and/or methods by Customers to purchase Goods and/or Services.

“Flex Fund” shall have the meaning set forth in Schedule 2.6(b).

“Goods and/or Services” shall mean those goods and/or services sold at retail by Zale through its Sales Channels to the general public for individual, personal, family or household use.

“Initial Term” shall have the meaning set forth in Schedule 7.1.

“Instant Credit” shall mean an Application Procedure designed to open Accounts whereby the application information is communicated to Bank either (i) verbally at Point of Sale; or (ii) systemically during the order entry process.

“IVR” shall mean an interactive voice response system and/or procedure.

“Launch Date Products and Services” shall mean those products and services set forth on Schedule 2.2(j).

“Mobile” shall mean an Application Procedure designed to open Accounts whereby the application information is communicated to Bank by way of a mobile telephone, tablet or other mobile device.

“Net Proceeds” shall mean Purchases:  (i) less credits to Accounts for the return or exchange of Goods, or a credit on an Account as an adjustment by Zale for goodwill or for Services rendered or not rendered by Zale to a Cardholder, all as shown in the Transaction Records (as corrected by Bank in the event of any computational error), calculated each Business Day; (ii) less payments from Cardholders received by Zale from Cardholders on Bank’s behalf; (iii) less/plus any applicable Discount Fees in effect on the date of calculation; and (iv) plus or minus, as applicable, any other amounts owed to or by Bank pursuant to this Agreement.

“Net Sales” shall mean Purchases, less credits or refunds (including, without limitation, for merchandise returns to Zale) for Goods and/or Services, all as shown in the Transaction Records (as corrected by Bank in the event of any computational error), calculated each Business Day.

“OLPS” shall mean an Application Process where Bank’s offer of credit is made to certain Customers pre-qualified by Bank (per its criteria), in a real-time pre-approved manner, at the POS at the time of a transaction.

“Operating Committee” shall have the meaning set forth in Schedule 2.2(i).

“Operating Procedures” shall mean Bank’s instructions and procedures regarding the Program as written by Bank and provided to Zale to be followed by Zale.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, statutory trust, trust, unincorporated organization or governmental authority or agency thereof.

“Point of Sale” or “POS” shall mean the physical or electronic location at which transactions (sales, credits, and returns) take place.  This includes but is not limited to a cash register, point of order entry, or website (as applicable).

“Portfolio” shall have the meaning set forth in Schedule 7.4.

“Portfolio Purchase and Sale Agreement” shall mean the agreement between Bank (as buyer) and the current owner of the Zale Program Accounts (as seller) for the purchase by Bank of all the Converted Accounts, the terms and conditions of which are more fully described in Schedule 2.12.

“Program” shall mean the private label credit card plan established and administered by Bank for Customers by virtue of this Agreement.

“Program Documents” shall mean the Forms and Collateral.

“Program Launch Date” shall have the meaning set forth in Schedule 1.3.

“Program Period” shall mean all Program Years (if measured annually) or all Program Quarters (if measured quarterly) to date.

“Program Quarter” shall mean each consecutive three (3) month period commencing on the start of the first Program Year and each anniversary thereof.

“Program Year” shall mean each consecutive twelve (12) month period commencing on the Program Launch Date or the first day of the first full calendar month following the Program Launch Date if the Program Launch Date is not the first day of a calendar month and each anniversary thereof.

“Promotional Program” shall mean any special Cardholder payment terms approved by Bank for certain Purchases, including without limitation any Purchases not made pursuant to regular revolving credit terms.  The initial Promotional Programs, if any, are set forth in Part C of Schedule 1.2.

“Promotional Program Purchases” shall mean Purchases which are subject to any Promotional Program.

“Protection Products” shall have the meaning set forth in Schedule 2.8(b).

“Purchase” shall mean a purchase of Goods and/or Services, including without limitation all applicable taxes and shipping costs, with a specific extension of credit by Bank to a Cardholder using an Account as provided for under this Agreement.

“Purchase Date” shall mean the earlier of (i) the date on which the Bank (x) purchases the Converted Accounts pursuant to the Portfolio Purchase and Sale Agreement and (y) takes assignment of the Zale Program Agreement from the current issuer of the Zale Program Accounts or (ii) the date on which the Bank purchases the Converted Accounts pursuant to the Portfolio Purchase and Sale Agreement, which shall be no later than October 1, 2015.

“Quick Credit” shall mean an in-store Application Procedure designed to open Accounts as expeditiously as possible at the Point of Sale, whereby an application for an Account might be processed without a paper application being completed by an Applicant.  An Applicant’s credit card (Visa, MasterCard, American Express, Discover or other Bank approved private label card) is electronically read by a terminal to identify certain information to facilitate a credit analysis. Other data shall be entered into that same terminal by a Zale’s associate as specified in the Operating Procedures.

“Quick Qualify” shall mean an in-store Application Procedure whereby Customers proactively seek pre-qualification status for an Account by providing their name and address, and pre-qualified Customers by the Bank (per its criteria) are provided with an initial credit limit for the Account.  Once the Customer decides to make a purchase, the Account can be opened with the assistance of a Zale’s associate as specified in the Operating Procedures.

“Rates and Fees” shall mean those Cardholder terms and conditions regarding rates and fees as are initially set forth in Schedule 3.3(d), as amended from time to time pursuant to Section 3.3(d).

“Regular Revolving Purchases” shall mean Purchases which are not subject to any Promotional Program.

“Renewal Term” shall have the meaning set forth in Schedule 7.1.

“Sales Channels” shall mean those certain U.S. sales channels through which Zale sells its Goods and/or Services during the Term, regardless of what name Zale uses for such sales channels, including (as applicable) but not limited to: (i) retail locations which are owned and operated by Zale or Zale’s Affiliates or Zale’s licensees or franchisees, (ii) Zale’s websites; and (iii) Zale’s catalogs.

“Sales Tax Refund” shall have the meaning set forth in Section 8.10.

“SEC” means the United States Securities and Exchange Commission.

“Second Look Program” shall mean any credit program that is available to Customers of Zale who have properly submitted Applications for an Account, and have been declined by Bank (each, a “ Qualifying Person “) immediately preceding the Customers’ application to any Second Look Program provider.  For the avoidance of doubt any Application that is approved and assigned an initial credit line consistent with the minimum credit lines provided by Bank for the Program as a whole shall not be considered a decline for the purposes of this definition.

“Service Standards” shall have the meaning set forth in Schedule 2.2(b).

“Special Program Accounts” shall have the meaning set forth in Schedule 2.10.

“Statemented Account” shall mean each Account for which a billing statement is generated (whether or not actually sent to the Cardholder) within a particular billing cycle.

“Take Ones” shall mean a paper application made available at or through Sales Channels (or otherwise).  An Applicant can complete and submit the Take-One application directly to Bank, or he or she may submit it to a Zale’s associate for submission to Bank (such as through the Instant Credit Application Procedure).

“Term” shall mean the Initial Term plus any Renewal Terms, as defined in Schedule 7.1.

“Transaction Record” shall mean the following, with respect to each Purchase or with respect to a credit or return related to a Purchase (as applicable), and each payment received by Zale from a Cardholder on Bank’s behalf:  (a) the charge slip or credit slip corresponding to the Purchase, credit or return, or copy thereof; or (b) a computer readable tape/cartridge or electronic transmission containing the following information: the Account number of the Cardholder, identification of the Zale’s Sales Channel (location) where the Purchase, credit or return was made (if applicable), the total of (i) the Purchase price of Goods or Services purchased or amount of the credit, as applicable, plus (ii) the date of the transaction, a description of the Goods or Services purchased, credited or returned and the authorization code, if any, obtained by Zale prior to completing the transaction; or (c) electronic record whereby Zale or one of its Sales Channels electronically transmits the information described in subsection (b) hereof to a network provider (selected by Zale at its expense), which in turn transmits such information to Bank by a computer tape/cartridge or electronic tape or transmission.

“Zale Deposit Account” shall mean the one (1) deposit account maintained by Zale and designated by it in writing to Bank as to which Bank should direct its payments.

“Zale Mark” shall mean a trademark, service mark, or name owned by or licensed (and capable of being sublicensed) to Zale and designated by Zale to Bank for use in connection with the Program.

“Zale Program” shall mean the existing private label credit account program in which Zale participates until the Purchase Date.  The Converted Accounts are a part thereof, and will be until the Purchase Date, when they will have been sold to Bank under the Portfolio Purchase and Sale Agreement.

“Zale Program Accounts” shall mean the existing private label credit accounts issued under the Zale Program.  By way of clarification, not all Zale Program Accounts shall be Converted Accounts.

“Zale Program Agreement” shall mean the existing agreement between Zale and the current issuer of the Zale Program Accounts that are part of the Zale Program.

“Zale Program Cardholders” shall mean those Customers to whom Zale Program Accounts and Zale Program Credit Cards were issued.

“Zale Program Credit Cards” shall mean the private label credit cards issued to Zale Program Cardholders (each corresponding to a related Zale Program Account).

“Zale Second Look Program” shall mean any “second look” credit program offered under the Zale Program as set forth in the Zale Program Agreement.

“Zale Stores” shall mean retail locations (other than kiosks) which are owned and operated by Zale or Zale’s Affiliates or Zale’s licensees or franchisees.

B.                                    OTHER DEFINITIONS.

As used herein, terms defined in the introductory paragraph hereof and in other sections of this Agreement shall have such respective defined meanings.  Defined terms stated in the singular shall include reference to the plural and vice versa.  The terms “shall” and “will” have the identical meaning (i.e., that something is compulsory and certain), and the use of one versus the other is not to be interpreted as implying less certainty or a sense of possibility or choice.

C.                                    OTHER OBLIGATIONS

Discount Rates and other key terms related to Regular Revolving Purchases and Promotional Program Purchases are as set forth in the table and notes below.

I.                                        DISCOUNT FEES ON REGULAR REVOLVING PURCHASES

On Regular Revolving Purchases, there shall be no Discount Fees.

II.                                   DISCOUNT FEES/OTHER TERMS FOR PROMOTIONAL PROGRAM PURCHASES

The key terms (including Discount Rate and any adjustments thereto) for each Promotional Program are as indicated in the table below.  For any specific Promotional Program, Zale shall pay to Bank the Discount Fees in an amount equal to (i) Net Sales on Purchases under such Promotional Program, multiplied by (ii) the applicable Discount Rate (after making any appropriate adjustments).  Bank agrees that Zale has the discretion to charge to Cardholders an additional Promotional Program related fee per Promotional Program Purchase in accordance with Zale’s current practices, provided that Zale includes any disclosures required by Applicable Law and any additional Promotional Program related fee greater than ████████████████████████ shall be discussed by the Operating Committee prior to implementation.

Promotional Period	Finance Charge	Benchmark Discount Rate	LIBOR Rate Adjustor
6 Months	Accrued at ████%	███%	██%
12 Months	Accrued at ████%	███%	██%
18 Months	Accrued at ████%	███%	██%
24 Months	Accrued at ████%	███%	██%
36 Months █████████████████	Assessed at ████%	███%	██%

LIBOR Rate Adjustments

For purposes of calculating LIBOR Rate related adjustments to the Benchmark Discount Rates for Promotional Programs set forth in the table above, the following will apply:

“Actual LIBOR Rate” means the “12 Month LIBOR Rate” applicable to U.S. Dollar denominations as published in the Wall Street Journal as of the Effective Date and thereafter on the last business day of each Program Quarter  (the “Day of Reference”) beginning with Program Quarter Two.  To the extent the 12 Month LIBOR Rate is no longer quoted in the Wall Street Journal, an alternate source which publishes the 12 month LIBOR rate applicable to U.S.  Dollar denominations and is mutually agreeable to both Zale and the Bank shall be selected and used prospectively.

“LIBOR Adjusted Discount Rates” shall mean those resulting from LIBOR related adjustments to the Benchmark Discount Rates in the table above.

“LIBOR Rate Range” shall be ████████

If, on any Day of Reference, the Actual LIBOR Rate is outside the LIBOR Rate Range, an adjustment shall be made for the next Program Quarter (upward or downward, as applicable) to the then current (meaning applicable in the Program Quarter just ended) Benchmark Discount Rate (or Libor Adjusted Discount Rate, as applicable).  Provided, however, that (i) there will be no adjustment of more than ████ in any one Program Quarter; and (ii) at no time will a LIBOR Adjusted Discount Rate of less than ███% be applicable, regardless of computations hereunder.

By way of clarification, the same calculation described in the first sentence of the paragraph above would be repeated at the beginning of each of the following Program Quarters.  The LIBOR Rate Range would remain constant.

Example 1: using the 6-month Benchmark Discount Rate in the table above, presume that at the end of some future Plan Quarter the LIBOR Rate was ██%. In that case, the LIBOR related adjustment that Benchmark Discount Rates would be calculated as follows:

██% minus ██% (nearer point on LIBOR Rate Range) = ██% x ██% = ██%,

██% + ██% (Benchmark Discount Rate) = ██%

██% is the Adjusted Discount Rate for the 6-month Promotional Program for the next Plan Quarter.

Example 2: exact same facts, except the LIBOR Rate was ██%. In that case:

██% - ██% (nearer point on LIBOR Rate Range) = (██%) x ██% = (██%),

(██%) + ██% (Benchmark Promotional Program Discount Rate) = ██%

██% is the Adjusted Discount Rate for the 6-month Promotional Program for the next Plan Quarter.

The same calculation would be repeated at the end of each of the following Plan Quarters. The Benchmark Discount Rates and the LIBOR Rate Range would always be used as the reference points for calculations. In other words, the Adjusted Discount Rate applied in the Plan Quarter that had just ended would be irrelevant to calculations pertaining to the next Plan Quarter.

Note-1: All Promotional Program terms are subject to revision based on changes to Applicable Law (including regulatory requirements).

Note-2:  In the event changes to Applicable Law materially limit or prohibit Bank from charging any of the Rates and Fees set forth in Schedule 3.3(d), Bank shall have the right revise any of the Discount Fees set forth in this part C of Schedule 1.2.  Bank shall review the impact of any such changes with Zale prior to implementation.

III.  CERTAIN PAYMENTS

Within ten (10) days of the Effective Date of this Agreement, Bank shall pay to Zale an “Initial Payment” in the amount of Thirty-Eight Million Dollars ($38,000,000.00); provided, however, (i) if this Agreement is terminated for any reason before the Program Launch Date, Zale shall immediately refund in full to Bank the Initial Payment, and (ii) if this Agreement is terminated due to a Bank Termination Event on or after the Program Launch Date and prior to October 1, 2022, Zale shall immediately refund in full to Bank an amount equal to:  (the Initial Payment divided by the number of months from the Program Launch Date to October 1, 2022) times (the number of months remaining between the date this Agreement is terminated and October 1, 2022).

In the event that Zale’s total annual sales volume of Goods and/or Services does not reach at least ███████ by the end of the sixth month of Program Year Three, then █████████████████████████████████████████████████████████████████████████.

IV.  AMENDMENT AND RESTATEMENT OF ZALE PROGRAM AGREEMENT

The parties hereby agree, consent to and authorize that should the Purchase Date occur prior to October 1, 2015, and on such Purchase Date the Bank (x) purchases the Converted Accounts pursuant to the Portfolio Purchase and Sale Agreement and (y) takes assignment of the Zale Program Agreement from the current issuer of the Zale Program Accounts, such Zale Program

Agreement shall at such time, and without the further action of any party thereto, be amended and restated in its entirety and shall be governed by the terms hereof.

V.  PROGRAM LAUNCH FUNDS

Within ten (10) days of the Program Launch Date, ████████████████████████ ██████████████████████████████████████████████████████ █████████████████████████████.

VI.  STORE PROMOTION LAUNCH FUNDS

Within ten (10) days of the Program Launch Date, █████████████ an amount equal to ██ for █████████████████ and an amount equal to ██ for ████████████████ (collectively, the “Store Promotion Launch Funds”).

VII.  PROSPECTING LISTS

From the Effective Date until the Conversion Date, Bank shall obtain for (and provide to) Zale a list of █████████████ of new Customer prospects.  Thereafter, within three (3) months after the start of each Program Year, Bank shall obtain for (and provide to) Zale a list of ████████ names, physical addresses, and email addresses (to the extent Bank has such information) of new Customer prospects.  The parties recognize that while the goal is to identify new prospects each year, there will be some duplication of names within each list and amongst different lists, and lists may contain names of some existing Cardholders, provided that such duplication or non-complying names shall not exceed more than █████████████ of the total.

VIII.  ANNUAL CUMULATIVE NET PORTFOLIO YIELD PAYMENT

Within ten (10) days after the end of each Program Year, ██████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████

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█████████████████.

Once Bank has calculated the pre-tax profit net of target, Bank will multiply the amount by ███ and then subtract out any previous payments made to Zale for this profit share (payments for the Special Program Accounts will not apply here).  ██████████████████████████████████.

IX.  SPECIAL CIRCUMSTANCES

Either of the following events shall constitute a “Special Circumstance” hereunder:

(a)                     If at any time Zale’s total U.S. sales volume of Goods and/or Services during the prior twelve (12) month period decreases by more than █████████████; or

(b)                     If there are any changes in business practices of Zale whereby Zale no longer generates ████████████████████████████████ from the sale of fine jewelry and such change has a material adverse effect on this Agreement or the Program.

The parties’ intent with respect to this Schedule 1.2(C)(IX) is to address Bank’s concerns as to the viability of the Program and the Bank’s related financial interests upon the occurrence of a Special Circumstance. With such intent in mind, the parties hereby agree that promptly upon the occurrence of a Special Circumstance, Zale shall provide to Bank a written report that identifies the reasons for the Special Circumstance and the effect such Special Circumstance has on the viability of the Program and Bank’s related financial interests.  The Operating Committee will discuss the reasons for the occurrence of the Special Circumstance and how to proceed.  Should there be further deterioration in the Special Circumstance such that Bank has further concerns as to the viability of the Program and the Bank’s related financial interests therein, the Operating Committee will work in good faith to reach an agreement (within a reasonable period of time) as to how to proceed.  Such agreement shall involve establishing certain new financial metrics and pricing with respect to the Program (including, without limitation, adjusting the Profit Share and the Special Programs Yield Share and the formulas related thereto, the credit card terms, the discount rates and fees and the length of the Initial Term or any Renewal Term) or some other resolution agreed to by the parties in writing; provided, that if the Operating Committee does not reach such agreement, Bank shall still have ultimate discretion to implement such changes to address Bank’s concerns as to the viability of the Program and the Bank’s related financial interests therein.

SCHEDULE 1.3

PROGRAM LAUNCH DATE

(i)	Subject to (ii) and (iii) below, the “Program Launch Date” shall be the same date as the Purchase Date.

(ii)

If this Agreement is terminated for any reason before the Purchase Date, Zale shall immediately refund in full to Bank the Initial Payment and there shall be no Program Launch Date (and thus no Program).

(iii)

If a Portfolio Purchase and Sale Agreement has not been entered into ███████████████████████████████████████████████ In such case, this Agreement shall terminate automatically without any further action by either party and Zale shall immediately refund in full to Bank the Initial Payment. This termination provision is in addition to those set forth in this Agreement, including without limitation Section 7.

(iv)

Bank shall not begin to accept applications for Accounts under the Program until the Program Launch Date; provided, that Bank shall accept applications for Accounts as part of Bank’s participation in the current Zale Second Look Program prior to the Program Launch Date.

SCHEDULE 2.1

EFFECTIVE DATE PRODUCTS AND SERVICES

On the Effective Date, Bank shall provide the following products and services to Zale:

Advanced Analytics

████ designated, to the extent necessary dedicated,  resource for award-winning data analysis; customer segmentation development; custom modeling.

Customer Insights and Targeting (CIT)

Management and analysis of targeted list selection and testing setup for outgoing marketing campaigns, execution of customer account servicing activities, custom data file creation.

Field Sales

████ dedicated retail credit field sales experts to support Zale Jewelry Consultants and store operations leadership, ensuring successful card program launch and continued program maintenance.

Growth Analytics

Trend analysis on overall credit portfolio performance across the entire lifecycle; data-driven analytical insights and recommendations to drive the business and shape marketing strategies.

Integration Team

Operations and marketing resources dedicated to successful card program launch.

Market Research

Custom surveys; program benchmarking; value proposition refresh study; ad hoc customer research studies.

Multi-tender database

Multi-tender database that will provide a 360º view of the Zale customer.

Program Management, Sales Support

Operational support of production needs and program execution

SMS geofencing

Mobile tool sends SMS text messages to cardholders in a defined geographic area.

Social media

Monitoring and reporting of all Zale card program mentions on Facebook and Twitter.

SMS texting platform

Mobile messaging strategy consultation; platform set up and maintenance; campaign support and deployment production.

Value Proposition Optimization (VPO)

Research and analytics to produce the most relevant set of card benefits with an optimized ROI.

Zale Second Look Program

Participate in the current Zale Second Look Program.

SCHEDULE 2.2(C)
CREDIT DECISIONS

a.                                      If and when Bank determines that making changes in established credit criteria or risk management policies is appropriate, the provisions of this Schedule 2.2(c) shall apply.  Bank shall provide Zale with as much advance written notice as is reasonable under the circumstances, but shall at all times use good faith efforts to provide at least thirty (30) days prior written notice.  Subject to the time frame referenced in the immediately preceding sentence, the parties shall consider and resolve any such changes through the Operating Committee, in accordance with and subject to the escalation and resolution procedures set forth in Schedule 2.2(i).  The initial discussion of any such change by the Operating Committee shall occur within ten (10) Business Days following Zale’s receipt of the notice of such change from Bank.  Bank shall agree to any other earlier time frames necessitated by Bank not having been able to provide thirty (30) days prior notice. The notice provided by Bank to Zale shall include identification of what the changes will be and the date of implementation (or at least a best estimate as of the time of the notice).  Bank also shall provide its then current assessment of the impact of such changes on the Program, including Bank’s then current assessment of the impact of such changes on the minimum targets defined below in this Schedule 2.2(c) and on open to buy amounts on Accounts and Net Sales overall.

b.                                      Bank shall not implement any changes to its credit criteria or risk management policies during October, November or December, except (i) as required to comply with a change in Applicable Law; or (ii) to implement a change that is necessary to avoid the Program being deemed unsafe or unsound as a result of a sudden and unforeseen event outside of Bank’s reasonable control; provided that Bank implements the same (in all material respects) change in a manner consistent with risk management and credit criteria applicable to other Bank portfolios (it being understood that the impact of such changes may vary among credit card programs). Bank’s risk-related actions on an existing Account shall be made based on the subject Cardholder’s specific performance on the Account and/or overall level of risk as reflected in a bureau-based credit score, and not solely on the performance on any account that is not an Account hereunder, regardless of whether such other account was issued by Bank under one of its different programs or by a Bank Affiliate.

c.                                       Bank will use commercially reasonable efforts to satisfy agreed minimum targets for (i) Application Approval Rate and (ii) Average Initial Credit Limit, as described below in this Schedule 2.2(c).

i.

For purposes of this Schedule 2.2(c), the term “Application Approval Rate” shall mean the figure, expressed as a percentage, for a rolling twelve (12) month calendar period, the total number of Valid Applications approved by Bank divided by the total number of Valid Applications, regardless of the method of submission, including in-store, Web or other application method utilized in connection with the Program but excluding pre-screened or pre-qualified, or Quick Qualify transactions.

ii.

For purposes of this Schedule 2.2(c), “Valid Application” shall mean an application that is fully completed, submitted, and delivered to Bank, excluding: (a) any application categorized as pending, as a duplicate, as being fraudulent, or as being incomplete; and / or (b) any declined application due to non-compliance with Applicable Law. Additionally, the following prescreen applications will be excluded from the definition of Valid Application: (y) those prescreen applications for which Bank declines to make an offer of credit; and (z) those prescreen applications for which the Customer does not accept Bank’s offer of credit.

iii.

For purposes of this Schedule 2.2(c), the term “Average Initial Credit Limit” shall mean, on average for all Accounts, opened during a rolling twelve (12) month calendar period, the initial amount of the line of credit Bank extends to a Cardholder.

iv.

The parties agree that ██ shall be the minimum Application Approval Rate target; provided, that as a point of clarification, this target is meant to be ████ ██████████████████████████████████████████████.███████████.

v.

The parties agree that the Average Initial Credit Limit target shall be no less than ███████████████████████████████ for any Zale Fine Jewelry segment applicant and ██████████████████████ for any Zale kiosk segment applicant.

vi.

Bank will provide Zale reporting for each month by the fifteenth day of the following month detailing its performance over a rolling twelve (12) month calendar period, with respect to the Application Approval Rate and Average Initial Credit Limit targets (Bank to provide quarterly reporting by Credit Bureau Score bands beginning the First Program Quarter, detailing percentage of applications that fall within each such band). If Bank fails to meet the Application Approval Rate target or the Average Initial Credit Limit target, Bank will also provide Zale a report detailing the reason(s) for such failure(s) and a corrective action plan to remedy such failure(s).

d.                                      Notwithstanding any herein to the contrary, commencing six (6) months after the Program Launch Date, if Bank makes any change in its new Account underwriting criteria that reasonably could be expected to result in a decrease in the Application Approval Rate by more than ██████████████████████████████████ then Zale may provide written notice to Bank that an Application Approval Rate failure has taken place.  Bank shall have ██████████ to cure the failure and if not cured, Zale shall have the right to terminate this Agreement upon 30-day notice to Bank; provided, however, Zale shall not have a right to terminate this Agreement if the decrease Application Approval Rate is due to one of the following reasons: (i) negative shift in the risk profile of the Applicants, (ii) actions caused by Zale, or (iii) changes implemented by Bank in order to comply with Applicable Law.

SCHEDULE 2.2(H)

SERVICE STANDARDS

Critical Service Standards

New Accounts

1.	Application response times (Exclusive of mail in applications and applications that pend for review)	1. 2.	Average response within █ seconds of receipt by Bank’s host Ninety (90) days after the Conversion Date, the Operating Committee shall work in good faith to set a service level.
2.	Applications response times for applications that pend for review

Authorizations

3.	Authorization response times (Exclusive of authorization requests requiring external support e.g. additional bureau pull)	3.	Average response within █ seconds pf receipt by Bank’s host
4.	Authorization response times for authorizations that require external support	4.	Ninety (90) days after the Conversion Date, the Operating Committee shall work in good faith to set a service level.

Telephone Service

5.	Telephone answering response times for new accounts, authorizations, customer service, inclusive of Regional Manager and Store calls	5.	At least ██% of calls will be answered with ██ seconds
6.	Abandonment Rate for new accounts, authorizations, customer service inclusive of Regional Manager and Store call	6.	██% or less, excluding calls that abandon in the first ██ seconds
7.	IVR availability	7.	24x 7 excluding standard maintenance not to exceed

Systems Availability / Uptime

8.	Availability of Bank’ new accounts and authorization systems inclusive of its primary, secondary and tertiary systems as applicable	8.	███% of time

Customer Service

9.	Response times to Applicant or Cardholder inquiries including mail in applications	9.	██% within █ business days; ██% within █ business days
10.	Disputes	10.	Within █ billing cycles not to exceed ██ days

Other Service Standards

Production Standards

1.	Credit Card production	1.	Within █ Business days after the application is approved
2.	Remittance processing	2.	██% of conforming payments will be processed within █ hours (nonconforming payments will be backdated to date of receipt)
Customer Service

3.	Acknowledgement of electronic Cardholder inquiries	3.	██% within █ hours

All Service Standards are measured and reported on pursuant to Section 2.2(h) on a monthly basis.

Remedies for failure to meet Critical SLAs

Banks failure to meet any Critical Service Standard shall result in Bank paying damages as follows:

•      ████████████████████████████████████████████████████████████████

•      ██████████████████████████████████████████████████████████████

For purposes of calculating the number of failures pursuant to this Schedule 2.2(h), multiple failures traced to a single root cause shall be counted as a single failure.

SCHEDULE 2.2(I)

OPERATING COMMITTEE

The parties do hereby establish an “Operating Committee” which shall be comprised and operated as set forth in this Schedule 2.2(i).

A.            Overview.  The purpose of the Operating Committee shall be to fulfill those responsibilities assigned to it per this Schedule 2.2(i), as well as any other responsibilities agreed upon in writing by the parties after the Effective Date.

The parties’ intent is that the Operating Committee serve as a forum through which the parties can work in cooperative collaboration (emphasizing communication and good faith efforts) to maximize the value of the Program for their mutual benefit, without modifying or compromising those rights provided to them, respectively, elsewhere in this Agreement.  Stated another way, the provisions of this Schedule 2.2(i) do not supersede either party’s rights and obligations as set forth elsewhere in this Agreement.

Rather, the provisions of this Schedule 2.2(i) describe the manner of cooperation and communication that shall accompany each party’s exercise of its rights and fulfillment of its obligations, such that Bank shall still have ultimate discretion with respect to Bank Matters and Zale shall have ultimate discretion as to Zale Matters, subject only to any conditions set forth elsewhere in this Agreement.  For instance, while Operating Procedures and Credit Card Agreement terms and provisions are Bank Matters, each of Section 2.4 and Section 3.3(d) sets forth certain conditions with regard to Bank’s exercise of its rights with regard to such Bank Matter.

For  purposes of this Schedule 2.2(i), “Bank Matters” are those related to subsections (D)(4) and (D)(8) below, as well as any component of the other subsections within (D) below for which Bank’s rights are set forth elsewhere in this Agreement.

For  purposes of this Schedule 2.2(i), “Zale Matters” are those related to subsections (D)(5) and (D)(7) below, as well as any component of the other subsections within (D) below for which Zale’s rights are set forth elsewhere in this Agreement.

B.            Composition of the Operating Committee.  The Operating Committee shall consist of six (6) designees with equal voting rights, and half of whom shall be designated by Zale (the “Zale Designees”), and half shall be designated by Bank (the “Bank Designees” and together with the Zale Designees, the “Operating Committee Designees”).  Each of Zale and Bank shall at all times have as one of its designees the person within its respective organization with overall responsibility for the performance of the Program.  Each of Zale and Bank may from time to time substitute its designees, so long as their designees continue to satisfy the above requirements, and provided that each of Zale and Bank shall provide the other with as much prior notice of any such substitution as is reasonably practicable under the circumstances.  By way of clarification, each party’s designees must (collectively) have authority to make those decisions and take those actions necessary to effectuate the provisions of this Schedule 2.2(i).

C.            Proceedings of the Operating Committee.

1.             The Operating Committee shall meet no less than quarterly, including (i) in person at least twice per year from the Effective Date until the Program Launch Date and thereafter at least twice per Program Year, alternating between the parties’ offices, and (ii) the other times telephonically, unless all Operating Committee Designees agree to meet in person or otherwise.  The Operating Committee (and any subcommittee formed by it) shall determine the frequency, place (in the case of meetings in person) and agenda for its meetings, the manner in which meetings shall be called and all procedural matters relating to the conduct of meetings and the approval of matters thereafter not already specifically provided for herein.

2              (a)           A valid meeting shall consist of an equal number of Zale Designees and Bank Designees.  By way of clarification, this provision does not affect/address the issue of how many non-designees attend a meeting and participate therein (which issue shall be decided by the Operating Committee in its discretion).

(b)           A valid vote (and any course of action based thereon) shall consist of votes cast by an equal number of Zale Designees and Bank Designees.

(c)           A majority vote of all designees participating in a valid vote shall suffice for a matter to be considered approved or otherwise decided.

D.            Functions of the Operating Committee.  The functions of the Operating Committee shall be as follows:

1.             Marketing Matters

(a)           With regard to Section 2.6(a) and Schedule 2.6(a), agree upon and approve all Marketing Promotions.

(b)           With regard to Schedule 2.6(b), discuss and monitor use of the Flex Fund (to the extent amounts in the Flex Fund are used for marketing purposes with respect to the Program) including but not limited to conducting analysis of the results of such expenditures.

(c)           Discuss and monitor use of the Program Launch Fund and the Store Promotion Launch Funds, including but not limited to conducting analysis of the results of such expenditures.

(d)           Approve a quarterly marketing plan, including: setting marketing related Program goals and strategy.

2.             General Plan Performance

(a)           Review and discuss status, major trends, projections, and possible strategies related to both the Converted Accounts and new Accounts (volumes, approval rates, activation rates, and penetration rate).  Set related goals and time frames for evaluating and meeting same.

(b)           Review, discuss, decide upon, and implement (as applicable) possible changes to the Program that would improve the Program for the benefit of the parties, such as in the areas of:

(i)            the overall Customer/Cardholder experience (including interaction of Customer/Cardholder and Bank; as well as Customer/Cardholder and Zale);

(ii)           Cardholder incentives;

(iii)          Promotional Programs; and

(iv)          Cardholder Loyalty Program, if any (including related development of forecasts/benchmarks and assessment of same).

(c)  Develop forecast/benchmarks for overall Program and assessment of same.

(d)  Review and discuss performance of Enhancement Marketing Services, if any.

3.             General Portfolio Performance

Review, discuss and address (in general terms) any particular concerns that Bank has with regard to the general performance of the overall portfolio, in terms such as average spend, revolve rates, write-offs, collection related matters, and/or anticipated or actual change in Applicable Law.  Review and discuss any steps Bank feels are necessary to address such concerns.  By way of clarification, Bank shall not take any material action tied to such matters that Bank believes will materially affect the financial components of the Program (including effects on Cardholders and Applicants), without providing Zale as much prior written notice as is reasonable under the circumstances and the opportunity for discussion and inquiry by Zale.

4.             Bank Performance

Review, discuss and address (in general terms, unless material specific concerns must be addressed) Bank’s performance (including Zale concerns regarding same) with regard to (i) meeting Service Standard level commitments, (ii) Customer service; (iii) communications and cooperation with Zale in Bank’s day-to-day administration of the Program; and (iv) performance of Bank’s Program servicer, vendors, contractors, and subcontractors.

5.             Zale Performance

Review, discuss and address (in general terms unless material specific concerns must be addressed) Zale’s performance (including Bank’s concerns regarding same) with regard to Zale’s (i) meeting compliance (in terms of Applicable Law) obligations; (ii) associate management (in terms of training and general support of the Program); (iii) communications and cooperation with Bank in the Bank’s day-to-day administration of the Program; and (iv)  performance of Zale’s vendors, contractors, and subcontractors.

6.                                      Industry Monitoring

(a)                                 Monitor competitive credit card programs to derive learnings that might benefit the Program, and discuss relevant information in terms of (i) expansion or contraction; (ii) reward programs/value propositions; (iii) application methods; and (iv) novel ideas and/or innovations; and/or (v) other components comparable to the Program; and

(b)                                 Monitor, review, discuss and consider changes to the Program based on current trends in the consumer credit card industry in general.

7.                                      Zale’s General Business

Review, discuss and address any general Zale business matters that might affect the Program:

(i)                                     overall Zale sales volumes, including sales by tender type;

(ii)                                  Sales Channel status and future expectations: expansion, contraction, etc.

(iii)                               any associate and/or Customer feedback with regard to the Program; and

(iv)                              prospective non-specific Program marketing campaigns.

Note: With regard to matters to be discussed under this subsection (D)(7) of Schedule 2.2(i), Zale has the right, in its discretion, not to share information regarding its possible future material actions and/or certain highly sensitive issues if/when it believes in good faith that doing so would be detrimental to its business interests.

8.                                      Status of and Possible Changes to Bank’s Administration of the Program

Review, discuss and address any matters (including possible changes) which Bank believes to be material with respect to its administration of the Program, including but not limited to: (i) Operating Procedures; (ii) collection efforts and practices; (iii) credit decisions and Approval Rates, and/or (iv) Credit Card Agreement terms and provisions (Rates and Fees as well as non-Rates and Fees).  By way of clarification, Bank shall not take any material action tied to such matters that Bank believes will materially affect the financial components of the Program (including impact on Cardholders and Applicants), without providing Zale as much prior written notice as is reasonable under the circumstances and the opportunity for discussion and inquiry by Zale.

9.                                      Program Documents

Review, discuss and address any matters either party believes is relevant to the development and use of Program Documents as part of each party’s rights and obligations under Section 2.5.

10.                               Systems

Review, discuss and address any matters either party believes is relevant with respect to its systems (including changes thereto) and performance of the respective parties under this Agreement.  This includes but is not limited to the parties’ respective rights and obligations under Section 3.3(e).

11.                               Quick Qualify

Set performance targets for Quick Qualify and periodically monitor, review, discuss and consider changes to Quick Qualify, including without limitation, to discontinue offering Quick Qualify.

SCHEDULE 2.2(J)

LAUNCH DATE PRODUCTS AND SERVICES

On the Program Launch Date but in any case no later than the Conversion Date, in addition to the Effective Date Products and Services, Bank shall also provide the following products and services:

Account Center

████████████████████████████████████████████████████.

Acquisition Technology

███████████████████████████████████████████████████████████.

Cardholder online microsite

Exclusive cardholder microsite linked from Zale home page; contains content to create cardholder engagement and drive spend.

Creative Services

Ongoing design support for credit marketing email templates, statement insert design, direct mail support, web branding support and other card program marketing materials; strong partnership between Zale’s and Bank’s brand marketing and creative services teams.

Financing Plan Optimization (FPO)

Research and analytics to determine most compelling promotional plans and optimal offer timeframe; maximizes cardholder acquisition, spend, and ROI.

In-store tablets

█████████████████████████████████████████████████████████

MosiacConnectTM rewards platform

Industry-leading one-to-one marketing communications platform; services include program earning and fulfillment criteria, marketing communications business rules set up, platform access, annual maintenance.

My Zale Extras

██████████████████████████████████████████████████████████████████ ██████████████████████████████████████████████████████████████ ██████████████████████████████████████████████.

*Bank shall provide such products to Zale by no later than the Program Launch Date; provided, that the parties hereby agree to discuss in good faith the delivery of such products to Zale at an earlier date.

SCHEDULE 2.5(D)

CERTAIN ACCOUNTS

Those Zale Program Cardholders/Accounts falling into one or more of the following categories:

1.                                      ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ██████████████████████████████████;

2.                                      ██████████████████████████████████████████████████;

3.                                      ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ████████████████████████████;

4.                                      ███████████████████████████████████████;

5.                                      ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ █████;

6.                                      ██████████████████████████████████████████████████ █████████████████████████████████████;

7.                                      ██████████████████████████████████████████████████ ████████████████████████████████████████████;

8.                                      ██████████████████████████████████████████████████ ███████████████████████████████████;

9.                                      ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ██████████████████████████████████████████████████ ███████;

10.                               ██████████████████████████████████████████████████ █████████████████.

SCHEDULE 2.6(A)

MARKETING PROMOTIONS

Zale will promote and advertise the Program as set forth below:

Acquisition:

1.	Executive Sponsorship of Program — SLT member.
2.

Application and credit sales goals in place for stores and field leaders; include goals and key performance metrics in performance evaluations and weekly reporting for store, district and regional managers.

3.	Strategies in place for low performers (i.e. % of bonus at risk, manager and VP must participate in monthly call or field support training if applicable).
4.	Ensure field management & associates complete credit training.
5.	Implement marketing programs targeted towards acquisition (i.e. prescreens, invitation to apply events).

Retention:

1.	Full integration of multi-channel lifecycle marketing and modeling capabilities, (e.g. New Account Nurture, Shopping Cycle, 1x buyer, etc.).
2.	Marketing collateral includes regular inclusion of Program promotional material, including integration into digital channels.
3.

The Cardholder Loyalty Program, if any, is fully integrated with the Program & has a value greater than Zale’s tender neutral program (if applicable); or Value Proposition Design process to implement card specific loyalty program.

4.	Layering of marketing messages using targeting models for audience selection (i.e. look/like model, propensity to buy model, etc.).
5.	Implement reactivation programs, including a targeted marketing card reissue.

SCHEDULE 2.6(B)

FLEX FUND

Flex Fund

(a)       Subject to the terms of this Schedule 2.6(b), each Program Year Bank shall contribute a certain amount of funds (“Flex Funds”) into a “Flex Fund” that Zale can use to (i) reduce the amount of Discount Fees charged by Bank to Zale on Promotional Programs during the Program Year contributed or (ii) to pay for marketing and promotion expenses associated with the Program as set forth in Section 2.6(b).  There shall be no roll-over of Flex Funds beyond the Program Year contributed (although Zale shall be entitled to payment from a particular Program Year if it provides appropriate documentation within 60 days following the end of such particular Program Year and previously provided notice to Bank as set forth in (b) below of such marketing promotion for such particular Program Year), and they shall in no event have any cash value.  The amount of Flex Funds that Bank shall contribute in Program Year One shall be █████████████████████.

In Program Years Two and thereafter, the amount contributed in any given Program Year shall be equal to ███████ basis points on Net Sales in the prior/just concluded Program Year.  Bank is not obligated to set-aside Flex Funds in a designated account or hold them in trust.  Flex Funds are the property of Bank until earned by Zale as described below.

Additionally, Bank shall have the right to cease the availability of Flex Funds if either party: (i) terminates this Agreement, (ii) notifies the other party of an intent to terminate or the fact that the notifying party has already terminated this Agreement, or (iii) notifies the other of the intent to allow this Agreement to expire.

(b)       The Flex Fund shall be used by Zale solely to either (i) lower the applicable Discount Fees payable to Bank on those Promotional Programs, and at those times and for those durations, chosen by Zale (each such occurrence being referred to herein as a “Buy-Down Event”) or (ii) to pay for marketing and promotion expenses associated with the Program as set forth in Section 2.6(b).   No less than thirty (30) days prior to a Buy-Down Event, Zale shall provide written notice to Bank of: (i) Zale’s intent to use the Flex Funds; (ii) the commencement and termination dates each of the Buy-Down Event; (iii) the subject Promotional Program(s) (the “Buy-Down Promotional Program(s)”); and (iv) the lower Benchmark (or LIBOR Adjusted Benchmark) Discount Rate(s) that Zale would like to have apply to each subject Buy-Down Promotional Program, recognizing that it can never be less than 0.00%.

(c)       Notwithstanding the provisions of (b) above, Flex Funds will not be applied until after the conclusion of the subject Buy-Down Event.  Then, at the conclusion of a Buy-Down Event, specifically, within thirty (30) days after the conclusion of any Buy-Down Event, Bank shall make the following calculations and pay to Zale (or add it to any settlement related payments) the appropriate amount due. ██████████████████████████████████████████████████████████████████████████ ██████████████████████████████████████████████████████████████

█████████████████████████████████████████████████████ █████████████████████.  Bank shall then pay Zale the amount of such difference from the Flex Fund, up to the then-current balance of the Flex Fund.

(d)       The following example illustrates the process described collectively in (b) and (c) above.

Presume that Zale decides that it would like to lower the then applicable Benchmark (or LIBOR Adjusted Benchmark) Discount Rate on the 24-Month Promotional Program during the █████ ████ preceding █████████████████████.  Further presume that at such time ██████ of Flex Funds are available.  In such case, Zale would provide the thirty (30) days’ written notice to Bank before █████████.  The written notice would be sufficient hereunder if it stated that (i) Zale desired to use Flex Funds, (ii) that that the Buy-Down Event would be in effect from █████████████████████; (iii) that the Buy-Down Promotional Program would be the 24 Month Promotional Program, and that (iv) Zale wanted the then applicable Benchmark Discount Rate (in this example, no LIBOR adjustment being in effect) to be reduced from the otherwise applicable ██% to ██%.

████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ███████████████████████████████████████████████████████████████████████████.

SCHEDULE 2.7(C)(II)

WEEKLY MASTER FILE INFORMATION

Account Identification Number

Month Account Opened

Year Account Opened

Store Account Opened

Cardholder Name

Cardholder’s Street Address

Cardholder’s City

Cardholder’s State

Cardholder’s Zip Code

Cardholder’s Home Phone Number

Date of Last Purchase

Cardholder’s Open to Buy

Number of Purchases Monthly

Amount of Purchases Monthly, YTD

Number of Returns Monthly

Amount of Returns Monthly

Items Purchased

Date Account Opened

Cardholder’s Credit Line

Date of Last Payment

Cardholder’s Current Balance

Card Status

Cardholder’s Email Address

Cardholder’s Date of Birth

Store of Last Sale

Language Flag

Solicit Flag

SCHEDULE 2.7(C)(III)

DAILY FILE INFORMATION

Part A

Daily Application File Information

Employee ID who completed application
Store Number
Store Division Code
Date Customer completed application
Time application completed
Decision (Approved)
Customer name
State
Insurance code (platinum, silver, none)
Date logged at provider
Date file was processed by Zale IT

Part B

Daily Authorization File Information

Account Identification Number
Transaction Date
Amount requested
Amount approved
Approval code given or decline

SCHEDULE 2.8(B)

PROTECTION PRODUCTS AND ENHANCEMENT MARKETING SERVICES

Zale and its Affiliates shall have the right to market, offer and retain the profits associated with the following protection products and services (the “Protection Products”):

1.  Credit Property;

2.  Credit Life (with Accelerated Death and Total Disability rider);

3.  Credit Disability; and

4.  Credit Involuntary Unemployment.

Bank will provide the following services to support the Protection Products offered by Zale and its Affiliates:

1.  Maintain insurance feed tables with regard to premium amounts;

2.  Adjustments to accounts at the Cardholder level (i.e. reduction in insurance coverage provided);

3.  Support the production of new Account applications in their current form.  For sake of clarity, Bank will be responsible for the production costs associated with the Account application and Zale will be responsible for the production cost associated with the Protection Product portion of the Account application; and

4.  Reporting and premium payment feeds mutually agreed upon by Zale and Bank.

Other terms.  All such Protection Products shall be deemed to be Goods and Services hereunder and may be charged by Cardholders on their Credit Cards.  Any sale by Zale or its Affiliate of such Protection Products which are charged by a Cardholder on such Cardholder’s Credit Card shall, for all purposes hereof, be deemed to be a Purchase; provided, however, that notwithstanding the foregoing, Discount Fees shall not be applicable to any Purchase to the extent the amount due from a Cardholder as a result of such Purchase arises out of any purchase of such Protection Products.  All Protection Products sold pursuant to Purchases hereunder shall be subject to the terms and conditions of a Memorandum of Insurance.  Zale shall be solely responsible for the Protection Product portion included in the Account application for an Applicant to elect to purchase such Protection Products.  With regard to the Program, Bank shall not, without Zale’s prior written approval (which approval may be withheld in Zale’s sole discretion) offer insurance or insurance related products of any Person other than an Affiliate of Zale.  Bank shall cooperate with Zale or any its Affiliates, as the case may be, in offering the insurance related products and services as contemplated by this Schedule 2.8(b) and shall provide Zale, at Zale’s request and to the full extent permitted by Applicable Law, such information regarding and access to Cardholders as Zale or any its Affiliates may reasonably request in connection with the marketing and servicing of such Protection Products.  If and to the extent that all or any portion of an insurance premium is billed to an Cardholder by Bank and is subsequently written off by Bank in accordance with Bank’s policies regarding the Program, Zale or its Affiliate offering such Protection Products shall be entitled to invoice and pursue its rights and remedies directly against such Cardholder as provided in the Cardholder’s insurance policy for such Protection Products or Applicable Law.

Enhancement Marketing Services.  Company shall receive from Bank ███████████████████ generated by Enhancement Marketing Services.

SCHEDULE 2.10

OTHER OFFERINGS UNDER THE PROGRAM AFTER THE PROGRAM LAUNCH DATE

Pursuant to the terms of this Schedule 2.10, Bank will make available the following credit card programs described in this Schedule 2.10 after the Program Launch Date.  Zale shall pay standard Discount Fees for the credit card programs set forth in this Schedule 2.10.

(a)      ████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████

██████████████████████████████████████████.

(i)      ███████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████

█████████████████████████████████████████████████████████.

(b)      ████████████████████████████████████████████████████████████████████████

███████████████:

(i)      ███████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████

███████████.

(c)      ████████████████████████████████████████████████████████████████████████

██████████████████████████████.

(i)      ███████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████

████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████

██████████████████████.

████████████████████████████████████████████████████████████████████████████

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████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████

███████████████████:

████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████

███

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█████████████████████████████████████████████████████████████████████████.

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███████████████████████████████████████████████████.

SCHEDULE 2.12

PORTFOLIO PURCHASE AND SALE AGREEMENT

(a)           Capitalized terms in this Schedule 2.12 which are not defined herein or elsewhere in this Agreement shall have the corresponding meaning set forth in the Zale Program Agreement.

(b)           Zale and Bank hereby acknowledge that by letter dated July 9, 2013, and delivered July 9, 2013 (the “Notice Date”), and under the terms of the Zale Program Agreement, Zale will provide notice to the issuer of the Zale Program Accounts that Zale is terminating the automatic renewal provision of the Zale Program Agreement so that the Zale Program Agreement expires at the end of the “Initial Term” (as defined therein) and that Bank is Zale’s designee to purchase the Converted Accounts (which role as designee Bank hereby accepts).  Bank may and shall rely on Zale’s following representations with respect to the timing of Bank’s right to enter into such negotiations with the Zale Program issuer.  Specifically: (i) Zale has not issued nor received a notice of termination under the Zale Program Agreement; and (ii) Zale shall immediately notify Bank in writing upon Zale’s receipt of a notice of termination by the Zale Program issuer.

(c)           Upon the Notice Date, Bank shall promptly begin to work diligently and in good faith to:  (i) complete negotiations with the Zale Program issuer and enter into a fully executed contract by close of business by no later than ███████████, and (ii) have the Conversion take place no later than the close of business on █████████ (or such other date mutually agreed to by the parties thereto).  Bank shall use commercially reasonable efforts to minimize transactions costs of such sale and conversion, and Bank shall, upon request of the Zale Program issuer, enter into a customary confidentiality agreement with the Zale Program issuer as part of such negotiations (unless Bank has already entered into such an agreement prior to beginning negotiations). With regard to certain (but not all) clarifications as to the meaning of “good faith negotiations”, see (d) below.

(d)           (i) Good faith negotiations by Bank would include exerting all good faith effort to have the following provisions be included in the Portfolio Purchase and Sale Agreement (which for the avoidance of doubt shall include commercially reasonable terms, representations and warranties as well as indemnification rights for the benefit of Bank against the Zale Program issuer for the Zale Program issuer’s actions or inactions under the Zale Program and the Zale Program Agreement), and not using the inclusion of any one or more of same as a basis for refusing to enter into a Portfolio Purchase and Sale Agreement:█████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████ ████████████████████████████████████████████████████████████████████████████

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(ii) Good faith negotiations by Bank would also include making itself reasonably available in terms of (A) reasonable flexibility of schedules for telephonic and/or in-person negotiations (including at the offices of the Zale Program issuer and/or its legal counsel) and (B) reasonable availability of appropriately authorized representative given the specific issues to be addressed in any particular discussion with the Zale Program issuer; and (C) communicating to the Zale Program issuer that one of Bank’s key priorities is to enter into the Portfolio Purchase and Sale Agreement by close of business on ███████████, and acting in a manner consistent with that priority. By way of clarification, Bank’s willingness to accept all substantive terms of any draft of such agreement presented by the Zale Program issuer constitutes meeting the obligations set forth in (C).

(iii)   Good faith negotiations by Bank would also include not taking positions that are commercially unreasonable given the terms and conditions that are customarily agreed to in similar agreements within the consumer credit card account industry.

(iv)  The following would not constitute a lack of good faith negotiations by Bank: not being able to enter into a Portfolio Purchase and Sale Agreement because the Zale Program issuer failed to negotiate in good faith  (using examples of good faith negotiations cited in (i) through (iii) above as to what constitutes good faith negotiations).

(e)           Zale shall work diligently and in a good faith commercially reasonable manner to support Bank’s efforts with regard to the Portfolio Purchase and Sale Agreement and the Conversion (including timing).  By way of clarification, Zale’s efforts shall include but not be limited to: (i) enforcing its rights under the Zale Program Agreement as well as any rights of Bank as Zale’s designee, including but not limited to those with regard to the Zale Program issuer’s obligated manner of negotiation; and (ii) otherwise facilitating Bank’s dealings with the Zale Program issuer as is customary in the consumer credit card industry for retailers whose credit card programs are being transferred from one issuer to another.

(f)            Bank acknowledges that its purchase and ownership of the Converted Accounts shall be in all instances without recourse against Zale or any of its Affiliates, and Zale acknowledges that its obligation of good faith efforts described in the preceding sentences includes releasing any claims, or liens, or the like with respect to the Converted Accounts.

SCHEDULE 3.3(D)

SUMMARY OF RATES AND FEES

(ALL SUBJECT TO APPLICABLE LAW)

CONDITIONS	CURRENT TERMS
Annual Percentage Rate (APR)%
Grace Period	Not less than days
Penalty Rate	%
Minimum Late Fee	Up to $
Minimum NSF Fee	Up to $
Minimum Repayment Rate	Greater of (i) % of outstanding balance plus applicable fees, or (ii) $

*as published in the “Money Rates” section of the Wall Street Journal on the date of reference.

SCHEDULE 3.11

BANK REPORTS

Frequency	Name	Description
Weekly	CORE PERFORMANCE METRICS	New account processing: number submitted, duped, pending, activated and percentages.
Monthly	CORE PERFORMANCE METRICS

High level executive overview of Program key measures (market share, average transaction, applications, new Accounts); reconciliation of beginning month and ending number of active accounts; portfolio statistics.

Daily	DISBURSEMENT	Sales, Returns, Discount Fees, and Net funding released to Zale.
Monthly	DISBURSEMENT	Sales, Returns, Discount Fees, and Net funding released to Zale.
Daily	DAILY IQ	Daily funding report.
Monthly	STORE SETTLEMENT BY PROGRAM	Posted sales and returns.
Daily	DISCOUNT FEES CALCULATION	Discount Fees calculation.
Daily	NEW ACCOUNTS	New Account file.
Weekly	AUTHORIZATION RATE	The number of transactions submitted for authorization compared to the number of transactions declined.
Monthly	FICO REPORT	The aggregate FICO or FICO equivalent distribution of all Applicants.
Monthly	SALES TAX AUDIT FILE	Used to claim sales tax rebates from various states for charged-off accounts; provides accounts that have been charged-off, with store number.

All reporting is subject to change in order to conform with subsequent changes to Bank’s standard monthly reporting package.

SCHEDULE 7.1

TERM AND EXPIRATION

Upon execution by authorized representatives of both parties, and unless terminated as provided herein, this Agreement shall become effective as of the Effective Date and remain in effect until the later of (i) October 1, 2022, and (ii) the end of Program Year Seven (the “Initial Term”), and automatically renew for successive two (2)-year terms (each a “Renewal Term”) thereafter, unless either party provides the other with at least twelve (12) months’ written notice of its intention not to renew this Agreement beyond the expiration of the Initial Term or then current Renewal Term.  Additionally, if Bank achieves an average of $███████ in Bank originated Net Sales on a trailing twelve-month basis for two consecutive Program Quarters within the first three Program Years after the Program Launch Date, then Bank shall have a 60-day option after the end of Program Year Three (which option shall be exercised by Bank by delivering written notice of such exercise to Zale within such 60-day period) to extend the Initial Term by an additional two (2) years.  Upon exercise of such option by Bank, the Initial Term of this Agreement shall be automatically extended by an additional two (2) years.

SCHEDULE 7.4

PURCHASE OF ACCOUNTS

a.             Upon termination or expiration of this Agreement, Zale or its designee will have the option to purchase the Accounts and all Accounts Receivable related thereto (the “Portfolio”), without recourse to Bank.  The purchase price shall be determined using the same pricing methodology as used when Bank purchased the original portfolio, but in no case shall the purchase price be greater than par.  This definition specifically excludes any amounts which have been written-off by Bank with respect to such Accounts.

b.             Notwithstanding anything to the contrary provided elsewhere in this Schedule 7.4, Bank shall not be required to sell or deconvert the Portfolio during the period of November 15th of one year through February 15th of the immediately following year.

c.             If Zale (or its designee) exercises such right to purchase the Portfolio, the closing of such purchase shall take place not later than one (1) Business Day after this Agreement’s termination or expiration, and shall include payment being made by wire transfer of immediately available funds to an account designated by Bank.  Upon payment of the purchase price to Bank, Bank shall assign to Zale (or its designee), without recourse, all of Bank’s right, title and interest in and to the Portfolio.

d.             In the case of a purchase, Zale shall (at its and/or its designee’s expense, but not Bank’s) notify all Cardholders that Bank is no longer the owner of their Accounts.  Zale and Bank shall cooperate in facilitating the transition to Zale or its designee, and Zale shall ensure appropriate cooperation on the part of its designee.

e.             If Zale (or its designee) does not exercise such right to purchase the Portfolio upon termination or expiration, then Bank as owner shall exercise its rights thereto.  In addition, Zale and its Affiliates (or designee) shall have the following options ██████████████████████████████████████████████████████████████ ████████████:

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f.             For the avoidance of doubt, the purchase of the Portfolio by Zale (or its designee) shall include the purchase of all Special Program Accounts and the Accounts Receivable with respect thereto.  Should Zale (or its designee) not exercise such right to purchase the Portfolio, including without limitation, the Special Program Accounts and the Accounts

Receivable with respect thereto, Zale shall continue to receive its share of the Special Programs Yield Share applicable to the Special Program Accounts and shall pay to Bank any short-fall of the guaranteed pre-tax return on asset of █% to which the Bank is entitled under Schedule 2.10.